Exhibit T3C.1

INDENTURE

Between

VITESSE SEMICONDUCTOR CORPORATION

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

8.00% CONVERTIBLE SECOND LIEN DEBENTURES DUE 2014

DATED AS OF November     , 2009

CROSS-REFERENCE TABLE*

Trust Indenture Act Section		Indenture Section

310	(a)(1)	5.11
	(a)(2)	5.11
	(a)(3)	n/a
	(a)(4)	n/a
	(a)(5)	5.11
	(b)	5.3; 5.11
	(c)	n/a
311	(a)	5.12
	(b)	5.12
	(c)	n/a
312	(a)	2.10
	(b)	15.3
	(c)	15.3
313	(a)	5.7
	(b)(1)	n/a
	(b)(2)	5.7
	(c)	5.7; 15.2
	(d)	5.7
314	(a)(1), (2), (3)	9.6; 15.6
	(a)(4)	9.6; 9.7; 15.6
	(b)	n/a
	(c)(1)	15.5
	(c)(2)	15.5
	(c)(3)	n/a
	(d)	n/a
	(e)	15.6
	(f)	n/a
315	(a)	5.1(a)
	(b)	5.6; 15.2
	(c)	5.1(b)
	(d)	5.1(c)
	(e)	4.14
316	(a)(last sentence)	2.13
	(a)(1)(A)	4.5
	(a)(1)(B)	4.4
	(a)(2)	n/a
	(b)	4.7
	(c)	7.4
317	(a)(1)	4.8
	(a)(2)	4.9
	(b)	2.5
318	(a)	15.1
	(b)	n/a
	(c)	15.1

“n/a” means not applicable.

*  This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

i

EXHIBITS
EXHIBIT A:	Form of Security
EXHIBIT B:	Form of Repurchase Event Purchase Notice
EXHIBIT C:	Form of Conversion Notice

v

INDENTURE, dated as of November    , 2009, between VITESSE SEMICONDUCTOR CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 741 Calle Plano, Camarillo, California 93012 (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, as Trustee (the “Trustee”), having its principal corporate trust office at 60 Livingston Avenue, St. Paul, Minnesota 55107-2292.

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of its 8.00% Convertible Second Lien Debentures due 2014 (herein called the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1   Definitions.

For all purposes of this Indenture and the Securities, the following terms are defined as follows:

“Act,” when used with respect to any Holder of a Security, has the meaning specified in Section 15.4(a).

“Additional Premium” has the meaning specified in Section 13.2(b).

“Additional Shares” has the meaning specified in Section 13.2(c)(iii).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” has the meaning specified in Section 2.8(a).

“Applicable Stock Price”  shall mean, in respect of a Determination Date, the average Closing Sale Price of the Common Stock over the 20 Trading Day period (the “Cash Settlement Averaging Period”): (i) ending on the second Trading Day preceding the Redemption Date, if the Company has called the Securities for redemption pursuant to Article 10; (ii) subject to the succeeding clause (iii), beginning on the Trading Day following the Company’s receipt of the Holder’s conversion notice, if the Company has irrevocably elected to make a cash payment of principal upon conversion; (iii) ending on the second Trading Day preceding the Maturity Date, with respect to conversion notices received during the period beginning 25 Trading Days preceding the Maturity Date and ending one Trading Day preceding the Maturity Date; and (iv) beginning on the Trading Day following the final Trading Day of the Conversion Retraction Period, in all other cases.

“Bankruptcy Law” means Title 11 of the U.S. Code or any similar federal or state law for the relief of debtors.

“Board of Directors” means either the board of directors of the Company or any committee of that board empowered to act for it with respect to this Indenture.

“Board Resolution” means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment or Place of Conversion, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or Place of Conversion, as the case may be, are authorized or obligated by law to close.

“Calculation Agent” has the meaning specified in Section 13.2.

“Capital Lease” means all obligations and liabilities (contingent or otherwise) in respect of leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person.

“Capitalized Lease Obligation” means the discounted present value of the rental obligations and liabilities (contingent or otherwise) under a Capital Lease.

“Cash Amount” has the meaning specified in Section 12.12(e).

“Cash Equivalents” means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof; (b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service, Inc.; and (c) certificates of deposit or bankers’ acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank.

“Cash-Only Settlement Amount” has the meaning specified in Section 12.12(e).

“Cash Settlement Averaging Period” has the meaning specified in the definition of Cash Settlement Averaging Period.

“Closing Sale Price”  means the closing sale price of any share of Common Stock on any Trading Day (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq System or by the National Quotation Bureau Incorporated.  In the absence of such a quotation, the Company shall determine the Closing Sale Price on the basis it considers appropriate.

“Collateral” has the meaning assigned to such term in the Second Lien Security Documents.

“Collateral Agent” means the Trustee, in its capacity as Collateral Agent under this Indenture and the Second Lien Security Documents.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company.  However, subject to the provisions of Section 12.11, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock, par value $0.01 per share, of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the corporation named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” means a written order signed in the name of the Company by any of the Chairman of the Board, the Chief Executive Officer, the President, a Vice President, the Chief Financial Officer, the Controller, the Treasurer or the Secretary of the Company, and delivered to the Trustee.

“Conversion Agent” means any Person authorized by the Company to convert Securities in accordance with Article 12.

“Conversion Agreement” means that certain the Conversion Agreement, dated as of the date hereof among the Company and certain of the Holders parties thereto, as amended..

“Conversion Price” has the meaning specified in Section 12.1.

“Conversion Retraction Period” has the meaning specified in Section 12.12(c).

“Corporate Trust Office” means for purposes of presentation or surrender of Securities for payment, registration, transfer, exchange or conversion or for service of notices or demands upon the Company or for any other purpose of this Indenture, both the office of the Trustee located at 60 Livingston Avenue, St. Paul, Minnesota 55107-2292, Attention: Corporate Trust Administration (Vitesse Semiconductor Corporation 8.00% Convertible Second Lien Second Lien Debentures due 2014).

“corporation” means corporations, associations, limited liability companies, companies and business trusts.

“Credit Facility” means the First Lien Loan Agreement, or upon payment in full of the First Lien Loan Agreement and the termination of all obligations of the lenders thereunder to extend credit to the Company, one or more credit facilities or commercial paper facilities, in each case with banks, institutional lenders or other lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by one or more of such facilities , whether with the same or different banks and lenders.

“Current Market Price” has the meaning set forth in Section 12.4(g).

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Default” means an event which is, or after notice or lapse of time or both would be, an Event of Default.

“Defaulted Interest” has the meaning specified in Section 2.17.

“Depositary” means The Depository Trust Company, its nominees and their respective successors.

“Determination Date” has the meaning specified in Section 12.12(d).

“dollar,” “U.S. Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“Domestic Subsidiary” means any Subsidiary organized or existing under the laws of the United States of America, or any state or territory thereof, or the District of Columbia.

“Effective Date” has the meaning specified in Section 13.2.

“Event of Default” has the meaning specified in Section 4.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“‘Existing Securities” mean the securities issued pursuant to that certain indenture dated as of September 22, 2004, among the Company and the Trustee governing the issuance of the Company’s 1.50% Convertible Subordinated Debentures due 2024, as amended.

“Expiration Time” has the meaning specified in Section 12.4(f).

“fair market value” has the meaning set forth in Section 12.4(g).

“First Lien Loan Agreement” shall mean that certain Loan Agreement, dated as of August 23, 2007, among the Company, the lenders from time to time parties thereto, and Whitebox VSC, Ltd., as agent, as amended.

“First Lien Security Documents” shall mean the Collateral Documents as defined in the First Lien Loan Agreement.

“Fundamental Change” means any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which 50% or more of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not at least 90% common stock that is (i) listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange or (ii) approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

“Global Security” has the meaning specified in Section 2.2(b).

“guarantee” means any obligation, contingent or otherwise, of any Person, directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or maintain financial statement conditions or otherwise); or

(2)   entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “guarantee” will not include endorsements for collection or deposit in the ordinary course of business.  The term “guarantee” used as a verb has a corresponding meaning.

“Guarantors” shall mean (a) Vitesse Manufacturing & Development Corporation, (b) Vitesse Semiconductor Sales Corporation and (c) Vitesse International, Inc.

“Guarantor Security Agreement” shall mean the security agreement dated as of the date hereof, delivered by each Guarantor to the Collateral Agent, as amended.

“Guaranty” shall mean the guaranty agreement, dated as of the date hereof, delivered by each Guarantor to the Collateral Agent, as amended.

“Holder,” when used with respect to any Security, including any Global Security, means the Person in whose name the Security is registered in the Register.

“Indebtedness,” when used with respect to any Person, and without duplication means:

(1)   all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, Interest Rate Protection Agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or Purchase Money Debt, or incurred in connection with the acquisition of any services (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of such services;

(2)   all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

(3)   all obligations and liabilities (contingent or otherwise) in respect of (a) Capital Leases; and (b) any lease or related documents (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

(4)   all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(5)   all direct or indirect guarantees or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through (4);

(6)   any indebtedness or other obligations described in clauses (1) through (4) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

(7)   any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (6).

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Indenture Documents” means the Indenture and the Second Lien Security Documents.

“Intercreditor Agreement” shall mean the intercreditor agreement, dated as of the date hereof, between the First Lien Agent, the Trustee, the Company and the Guarantors.

“Interest Payment Date” means each of April 1 and October 1; provided, however, that if any such date is not a Business Day, the Interest Payment Date shall be the next succeeding Business Day.

“Interest Rate” means 8.00% per annum.

“Interest Rate Protection Agreement” means, with respect to any Person, any interest rate swap agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such person against fluctuations in interest rates, as in effect from time to time.

“Investments” shall mean the acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisition of real or personal property (other than real or personal property acquired in the ordinary course of business) and any purchase, commitment or option to purchase stock or other debt or equity securities of or any other interest in another Person or an integral part of any business or the assets comprising such business or the assets comprising such business or part thereof.  The amount of any Investment shall be the original cost of such Investment plus the cost of additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Issuer Security Agreement” shall mean the security agreement, dated as of the date hereof, delivered by the Company to the Collateral Agent, as amended.

“Lien” means, with respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement, or analogous instrument or device (including the interest of each lessor under any Capital Lease) in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

“Make-Whole Amount” has the meaning specified in Section 13.1(a).

“Make-Whole Percentage” has the meaning specified in Section 13.2(c)(iii).

“Make-Whole Premium” has the meaning specified in Section 13.2(b).

“Make-Whole Table” has the meaning specified in Section 13.2(c)(iii).

“Maturity” and “Maturity Date” means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by acceleration, conversion, call for redemption, exercise of a Repurchase Right or otherwise.

“Nasdaq National Market” means the National Association of Securities Dealers Automated Quotation National Market or any successor national securities exchange or automated over-the-counter trading market in the United States.

“Non-Electing Share” has the meaning specified in Section 12.11.

“Officer” of the Company means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Controller, any Vice President or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by both (1) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (2) so long as not the same as the officer signing pursuant to clause (1), the Chief Financial Officer, the Treasurer, the Controller or the Secretary of the Company, and delivered to the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company (and may include directors or employees of the Company) and who is acceptable to the Trustee, which acceptance shall not be unreasonably withheld.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except Securities:

(1)   previously canceled by the Trustee or delivered to the Trustee for cancellation;

(2)   for the payment or redemption of which money in the necessary amount has been previously deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture; and

(3)   which have been paid in exchange for or in lieu of other Securities which have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company.

“Paying Agent” has the meaning specified in Section 2.5.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Permitted Liens” shall mean (a) the Security Interest, (b) the liens granted to the First Lien Agent pursuant to the First Lien Security Documents, (c) deposits or pledges to secure payment of workers’ compensation, unemployment insurance, pensions or other social security obligations, in the ordinary course of business of the Company and its Subsidiaries; (d) Liens for taxes, fees, assessments and governmental charges not delinquent, other than those being contested in good faith by appropriate proceeding, and as long as the Company’s or such Subsidiary’s title to its property is not materially adversely affected, its use of such property in the ordinary course of business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Company’s or such Subsidiary’s books in accordance with GAAP; (e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of busines, for sums not due; (f) the interests of any licensee under any intellectual property license agreement entered into in the ordinary course of business; and (g) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds in an amount not to exceed $[500,000]; and (g) the interest of any lessor under any Capital Lease entered into after the date hereof or Liens securing Purchase Money Debt acquired after the date hereof, provided that (i) the Indebtedness secured is permitted herein and (ii) such Liens are limited to the property acquired and do not secure Indebtedness other than the related Capitalized Lease Obligations or the purchase price of such property.

“Permitted Refinancing” means with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended (the “Refinanced Indebtedness”) except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension, (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of the Refinanced Indebtedness, and (c) the lenders thereunder either assume the Intercreditor Agreement or enter into an intercreditor agreement on terms no less favorable to the Holders of the Securities.

“Physical Securities” means Securities issued in definitive, fully registered form without interest coupons, substantially in the form of Exhibit A hereto, with the applicable legends as provided in Section 2.3.

“Place of Conversion” means any city in which any Conversion Agent is located.

“Place of Payment” means any city in which any Paying Agent is located.

“Pledge Agreement” shall mean the pledge agreement, dated as of the date hereof, delivered by the Company to the Collateral Agent.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.12 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Purchase Money Debt” means all indebtedness, obligations and other liabilities (contingent or otherwise) incurred in connection with the acquisition of any property or assets (whether or not the recourse of the lender is to the whole of the assets of the borrower or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials.

“Purchased Shares” has the meaning set forth in Section 12.4(f).

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” means either a Regular Record Date or a Special Record Date, as the case may be; provided that, for purposes of Section 12.4, Record Date has the meaning specified in 12.4(g).

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means 100.0% of the principal amount of such Security to be redeemed pursuant to this Indenture.

“Reference Dealer” means a dealer engaged in the trading of convertible securities.

“Reference Period” has the meaning set forth in Section 12.4(d).

“Register” has the meaning specified in Section 2.5.

“Registrar” has the meaning specified in Section 2.5.

“Regular Record Date” for the interest on the Securities payable means the March 15 (whether or not a Business Day) next preceding an Interest Payment Date on April 1 and the September 15 (whether or not a Business Day) next preceding an Interest Payment Date on October 1.

“Regulation S” means Regulation S under the Securities Act.

“Repurchase Date” has the meaning specified in Section 11.1(a).

“Repurchase Event” has the meaning specified in Section 11.1(a).

“Repurchase Event Notice” has the meaning specified in Section 11.3.

“Repurchase Event Purchase Notice” has the meaning specified in Section 11.3.

“Repurchase Price” has the meaning specified in Section 11.1(a).

“Repurchase Right” has the meaning specified in Section 11.1(a).

“Responsible Officer,” when used with respect to the Trustee, means any officer in the Corporate Trust Office of the Trustee and also means, with respect to a particular corporate trust matter, any other officer of the Trustee whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Payments” means (a) all dividends (other than from a wholly-owned Subsidiary to the Company) or other distributions with respect to the equity interests of the Company or any Subsidiary of any nature, and all payments on any class of equity interests issued by the Company or a Subsidiary, whether authorized or outstanding on the date hereof, or at any time thereafter and any redemptions or purchase of, or distribution in respect of any of the foregoing and (b) any payments in respect of any Indebtedness incurred pursuant to Section 9.9(f).

“Rule 144” means Rule 144 under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (including any successor rule thereof), as the same may be amended from time to time.

“Second Lien Security Documents” shall mean the Company Security Agreement, the Pledge Agreement, the Collateral Assignment of IP, the Guaranty and the Guarantor Security Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company.”

“Securities Act” means the Securities Act of 1933, as amended.

“Security Interest” has the meaning assigned to such term in the Second Lien Security Documents.

“Senior Secured Indebtedness” means Indebtedness of (a) the Company for borrowed money or evidenced by an instrument for the payment of money under a Credit Facility or (b) another Person for borrowed money or evidenced by an instrument for the payment of money which has been assumed or guaranteed by the Company under a Credit Facility, which by its terms is to be secured by a first priority Lien on all or substantially all of the assets of the Company or a pledge by the Company of the capital stock of any of its Subsidiaries.

“Significant Subsidiary” means any Subsidiary which is a “significant subsidiary” within the meaning of Rule 405 under the Securities Act.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.17.

“Stated Maturity” means the date specified in any Security as the fixed date for the payment of principal on such Security or on which an installment of interest on such Security is due and payable.

“Stock Price” has the meaning specified in Section 13.2(c).

“Stock Price Cap” has the meaning specified in Section 13.2(b).

“Stock Price Threshold” has the meaning specified in Section 13.2(b).

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.  For the purposes of this definition only, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S. Code Section 77aaa-77bbbb), as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, “TIA” means, to the extent such amendment is applicable to this Indenture, the Trust Indenture Act of 1939, as so amended, or any successor statute.

“Trading Day” means:

(1)   if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national security exchange, a day on which the New York Stock Exchange or such other national security exchange is open for business;

(2)   if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon; or

(3)   if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Trading Price” of a security on any date of determination means:

(1)   the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular day) on the New York Stock Exchange on such date;

(2)   if such security is not listed for trading on the New York Stock Exchange on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which such security is so listed;

(3)   if such security is not so listed on a U.S. national or regional securities exchange, the closing sale price as reported by the Nasdaq National Market;

(4)   if such security is not so reported, the last price quoted by Interactive Data Corporation for such security or, if Interactive Data Corporation is not quoting such price, a similar quotation service selected by the Company;

(5)   if such security is not so quoted, the average of the mid-point of the last bid and ask prices for such security from at least two dealers recognized as market-makers for such security; or

(6)   if such security is not so quoted, the average of the last bid and ask prices for such security from a Reference Dealer.

“Transfer Agent” means any Person, which may be the Company, authorized by the Company to exchange or register the transfer of Securities.

“Trigger Event” has the meaning specified in Section 12.4(d).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“U.S. Government Obligations” means:  (1) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America and which in either case, are non-callable at the option of the Company thereof.

“Vice President,” when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.2   Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Securities means the Company and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.3   Rules of Construction.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)   the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)   all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with accounting principles generally accepted in the United States prevailing at the time of any relevant computation hereunder; and

(3)   the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2
THE SECURITIES

Section 2.1   Title and Terms.

(a)     The Securities shall be known and designated as the “8.00% Convertible Second Lien Debentures due 2014” of the Company.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $ [           ], except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of other Securities pursuant to Section 2.7, 2.8, 2.9, 2.12, 7.5, 10.6, 11.1 or 12.2.  The Securities shall be issuable in denominations of $1,000 or integral multiples thereof.

(b)     The Securities shall mature on November    , 2014.

(c)     Interest shall accrue from November    , 2009 at the Interest Rate until the principal thereof is paid or made available for payment.  Interest shall be payable semiannually in arrears on April 1 and October 1 in each year, commencing April 1, 2010.

(d)     Interest on the Securities shall be computed (i) for any full semi-annual period for which a particular Interest Rate is applicable, on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable shorter than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

(e)     A Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest on such Security on the corresponding Interest Payment Date.  A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest on the principal amount of such Security, notwithstanding the conversion of such Security prior to such Interest Payment Date.  However, any such Holder which surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest on the principal amount of such Security so converted, which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion.  Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security which has been called for redemption by the Company on a date that is after a Record Date but prior to the corresponding Interest Payment Date in a notice of redemption given by the Company pursuant to Section 10.4 shall be entitled to receive (and retain) such interest and need not pay the Company an amount equal to the interest on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion.

(f)      Principal of, and premium, if any, and interest on, Global Securities shall be payable to the Depositary in immediately available funds.

(g)     Principal and premium, if any, on Physical Securities shall be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee.  Interest on Physical Securities will be payable by (i) U.S. Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount of Securities in excess of $5,000,000, wire transfer in immediately available funds to an account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

(h)     The Securities shall be redeemable at the option of the Company as provided in Article 10.

(i)      The Securities shall be repurchaseable by the Company at the option of Holders as provided in Article 11.

(j)      The Securities shall be convertible at the option of the Holders as provided in Article 12.

Section 2.2   Form of Securities.

(a)     Except as otherwise provided pursuant to this Section 2.2, the Securities are issuable in fully registered form, without coupons, in substantially the form of Exhibit A hereto, with such applicable legends as are provided for in Section 2.3.  The Securities are not issuable in bearer form.  The terms and provisions contained in the form of Security shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends and endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, or to conform to usage.

(b)     The Securities are being exchanged for the Existing Securities by the Company pursuant to the Conversion Agreement.  The Securities shall be issued initially in the form of one or more permanent global Securities in fully registered form, without interest coupons, substantially in the form of Exhibit A hereto, with the applicable legends as provided in Section 2.3 (each a “Global Security” and collectively the “Global Securities”).  Each Global Security shall be duly executed by the Company and authenticated and delivered by the Trustee, and shall be registered in the name of the Depositary or its nominee and retained by the Trustee, as Custodian, at its Corporate Trust Office, for credit to the accounts of the Agent

Members holding the Securities evidenced thereby.  The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Custodian, and of the Depositary or its nominee, as hereinafter provided.

Section 2.3   Legends.

(a)     [Intentionally Omitted]

(b)     Global Security Legend.

Each Global Security shall bear the following legend on the face thereof:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN.  THIS GLOBAL SECURITY MAY NOT BE EXCHANGED OR TRANSFERRED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE.  BENEFICIAL INTERESTS IN THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE INDENTURE.

(c)     Legend for Physical Securities.

Physical Securities will also bear a legend substantially in the following form:

THIS SECURITY WILL NOT BE ACCEPTED IN EXCHANGE FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY UNLESS THE HOLDER OF THIS SECURITY, SUBSEQUENT TO SUCH EXCHANGE, WILL HOLD NO DEBENTURES.

Section 2.4   Execution, Authentication, Delivery and Dating.

Two Officers of the Company shall execute the Securities on behalf of the Company by manual or facsimile signature.  If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall be valid nevertheless.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture, or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

The Trustee may appoint an authenticating agent or agents reasonably acceptable to the Company with respect to the Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

Section 2.5   Registrar and Paying Agent.

The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities (the “Register”) and of their transfer and exchange.  The Company may appoint one or more co-Registrars and one or more additional Paying Agents for the Securities.  The term “Paying Agent” includes any additional paying agent and the term “Registrar” includes any additional registrar.  The Company may change any Paying Agent or Registrar without prior notice to any Holder.

The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)   hold all sums held by it for the payment of the principal of and premium, if any, or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture;

(2)   give the Trustee notice of any Default by the Company in the making of any payment of principal and premium, if any, or interest; and

(3)   at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company shall give prompt written notice to the Trustee of the name and address of any Agent who is not a party to this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company or any Affiliate of the Company may act as Paying Agent or Registrar; provided, however, that none of the Company, its subsidiaries or the Affiliates of the foregoing shall act:

(ii)           as Paying Agent in connection with redemptions, offers to purchase and discharges, except as otherwise specified in this Indenture, and

(iii)          as Paying Agent or Registrar if a Default or Event of Default has occurred and is continuing.

The Company hereby initially appoints the Trustee as Registrar and Paying Agent for the Securities.

Section 2.6   Paying Agent to Hold Assets in Trust.

Not later than 11:00 a.m. (New York City time) on each due date of the principal, premium, if any, and interest on any Securities, the Company shall deposit with one or more Paying Agents money in immediately available funds in an aggregate amount sufficient to pay the principal, premium, if any, and interest due on such date.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company) shall have no further liability for the money so paid over to the Trustee.

If the Company shall act as a Paying Agent, it shall, prior to or on each due date of the principal of and premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders a sum sufficient with monies held by all other Paying Agents, to pay the principal and premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as provided in this Indenture, and shall promptly notify the Trustee of its action or failure to act.

Section 2.7   General Provisions Relating to Transfer and Exchange.

The Securities are issuable only in registered form.  A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture.  No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Register.  Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent) and that ownership of a beneficial interest in the Global Security shall be required to be reflected in a book-entry.

When Securities are presented to the Registrar with a request to register the transfer or to exchange them for an equal aggregate principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Securities are duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder).  Subject to Section 2.4, to permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar’s request.  No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.14, 7.5 or 10.6).

Neither the Company nor the Registrar shall be required to exchange or register a transfer of any Securities:

(1)   for a period of 15 Business Days prior to the day of any selection of Securities for redemption under Article 10;

(2)   so selected for redemption or, if a portion of any Security is selected for redemption, the portion thereof selected for redemption; or

(3)   surrendered for conversion or, if a portion of any Security is surrendered for conversion, the portion thereof surrendered for conversion.

Section 2.8   Book-Entry Provisions for the Global Securities.

(a)     The Global Securities initially shall:

(i)            be registered in the name of the Depositary (or a nominee thereof);

(ii)           be delivered to the Trustee as custodian for such Depositary;

(iii)          [Intentionally Omitted]; and

(iv)          the Global Securities Legend set forth in Section 2.3(b).

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing contained herein shall prevent the Company, the Trustee or any agent of the Company or Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and the Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b)     The Holder of a Global Security may grant proxies and otherwise authorize any Person, including DTC participants and Persons that may hold interests through DTC participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(c)     A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary (or a nominee thereof), and no such transfer to any such other Person may be registered.  Beneficial interests in a Global Security may be transferred in accordance with the rules and procedures of the Depositary.

(d)     If at any time:

(i)            the Depositary notifies the Company in writing that it is no longer willing or able to continue to act as Depositary for the Global Securities, or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary for the Global Securities is not appointed by the Company within 90 days of such notice or cessation;

(ii)           the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Physical Securities under this Indenture in exchange for all or any part of the Securities represented by a Global Security or Global Securities; or

(iii)          an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary for the issuance of Physical Securities in exchange for such Global Security or Global Securities;

(iv)          the Depositary shall surrender such Global Security or Global Securities to the Trustee for cancellation and the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate and Company Order for the authentication and delivery of Securities, shall authenticate and deliver in exchange for such Global Security or Global Securities, Physical Securities in an aggregate principal amount equal to the aggregate principal amount of such Global Security or Global Securities.  Such Physical Securities shall be registered in such names as the Depositary shall identify in writing as the beneficial owners of the Securities represented by such Global Security or Global Securities (or any nominee thereof).

(e)     Notwithstanding the foregoing, in connection with any transfer of beneficial interests in a Global Security to the beneficial owners thereof pursuant to Section 2.8(d), the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interests in such Global Security to be transferred.

Section 2.9   [Intentionally Omitted]

Section 2.10   Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA.  If the Trustee is not the Registrar, the Company shall furnish to the Trustee prior to or on each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders relating to such Interest Payment Date or request, as the case may be.

Section 2.11   Persons Deemed Owners.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Holder as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and notwithstanding any notice of ownership or writing thereon, or any notice of previous loss or theft or other interest therein.

Section 2.12   Mutilated, Destroyed, Lost or Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there is delivered to the Company and the Trustee:

(1)   evidence to their satisfaction of the destruction, loss or theft of any Security; and

(2)   such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon request, the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the condition set forth in the preceding paragraph.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 2.12 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.12 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.13   Treasury Securities.

In determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only such Securities of which the Trustee has received written notice and are so owned shall be so disregarded.

Section 2.14   Temporary Securities.

Pending the preparation of Securities in definitive form, the Company may execute and the Trustee shall, upon written request of the Company, authenticate and deliver temporary Securities (printed or lithographed).  Temporary Securities shall be issuable in any authorized denomination, and substantially in the form of the Securities in definitive form but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company.  Every such temporary Security shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the Securities in definitive form.  Without unreasonable delay, the Company will execute and deliver to the Trustee Securities in definitive form (other than in the case of Securities in global form) and thereupon any or all temporary Securities (other than any such Securities in global form) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 9.2 and the Trustee shall authenticate and deliver in exchange for such temporary Securities an equal aggregate principal amount of Securities in definitive form.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Securities in definitive form authenticated and delivered hereunder.

Section 2.15   Cancellation.

All securities surrendered for payment, redemption, repurchase, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee.  All Securities so delivered shall be canceled promptly by the Trustee, and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall destroy canceled Securities and, after such destruction, shall deliver a certificate of such destruction to the Company.  If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless the same are delivered to the Trustee for cancellation.

Section 2.16   CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any such notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.17   Defaulted Interest.

If the Company fails to make a payment of interest on any Security when due and payable (“Defaulted Interest”), it shall pay such Defaulted Interest plus (to the extent lawful) any interest payable on the Defaulted Interest, in any lawful manner.  It may elect to pay such Defaulted Interest, plus any such interest payable on it, to the Persons who are Holders of such Securities on which the interest is due on a subsequent Special Record Date.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security.  The Company shall fix any such Special Record Date and payment date for such payment.  At least 15 days before any such Special Record Date, the Company shall mail to Holders affected thereby a notice that states the Special Record Date, the Interest Payment Date, and amount of such interest to be paid.

ARTICLE 3
SATISFACTION AND DISCHARGE

Section 3.1   Satisfaction and Discharge of Indenture.

When:

(1)   the Company shall deliver to the Trustee for cancellation all Securities previously authenticated (other than any Securities which have been destroyed, lost or stolen and in lieu of, or in substitution for which, other Securities shall have been authenticated and delivered) and not previously canceled; or

(2)   all the Securities not previously canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption;

(3)   the Company shall deposit with the Trustee, in trust, cash in U.S. Dollars and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment and assuming no tax liability will be imposed on such Trustee), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of, premium, if any, or interest on all of the Securities (other than any Securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not previously canceled or delivered to the Trustee for cancellation, on the dates such payments of principal, premium, if any, or interest are due to such date of Maturity or redemption, as the case may be; and

(4)   the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel to the effect that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of execution of this Indenture, there has been a change in the applicable federal income tax law, in the case of either clause (x) or (y) to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and discharge had not occurred; and

if, in the case of either clause (3) or (4), the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to:  (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities; (ii) rights hereunder of Holders to receive payments of principal of and premium, if any, and interest on, the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee; and (iii) the rights, obligations and immunities of the Trustee hereunder) and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided, however, that the Company shall reimburse the Trustee for all amounts due the Trustee under Section 5.8 and for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

Section 3.2   Deposited Monies to be Held in Trust.

Subject to Section 3.3, all monies deposited with the Trustee pursuant to Section 3.1 shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article 14, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or redemption of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.  All monies deposited with the Trustee pursuant to Section 3.1 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon the earlier of the request of the Company and the date on which there are no Securities outstanding.

Section 3.3   Return of Unclaimed Monies.

The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal or premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due.  After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

ARTICLE 4
DEFAULTS AND REMEDIES

Section 4.1   Events of Default.

An “Event of Default” with respect to the Securities occurs when any of the following occurs (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article 14 or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)     the Company defaults in the payment of interest on any of the Securities when it becomes due and payable and such default continues for a period of 30 days, whether or not such payment is prohibited by Article 14; or

(b)     the Company defaults in the payment of the principal of or premium, if any, on any of the Securities when it becomes due and payable at Maturity, upon redemption or exercise of a Repurchase Right, or otherwise, whether or not such payment is prohibited by Article 14; or

(c)     the Company fails to satisfy is obligations with respect to any payments due Section 9.18 (a), whether or not such payment is prohibited by Article 14; or

(d)     the Company fails to deliver Common Stock, cash or a combination of the foregoing, as required pursuant to Article 12 or Article 13 upon the conversion of any Securities, and such failure continues for 5 days following the scheduled settlement date for such conversion; or

(e)     the Company fails to provide notice of the anticipated or actual effective date of a Fundamental Change or distribution pursuant to Section 11.3 or 11.4, in each case, on a timely basis as required under this Indenture; or

(f)      the Company defaults in the performance of, or the Company breaches any, covenant or agreement contained in this Indenture, any Indenture Document or the Securities (other than (i) a default specified in clause (a), (b) or (c) above,  (ii) any non-payment default under Section 9.18(a), and (iii) a default under Section 9.6) and such default or breach continues for a period of 60 consecutive days after written notice of such breach or default shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Outstanding Securities; or

(g)     the Company (i) defaults in the performance of any covenant or agreement contained in any agreements, indentures or instruments under which the Company has incurred Indebtedness of $15,000,000 or more in the aggregate (not including any amounts the Company may owe under reimbursement or similar obligations to banks, sureties or other entities which have issued letters of credit, surety bonds, performance bonds or other guarantees relating to the performance by the Company or its Subsidiaries of contractual obligations to customers, to the extent any demands made under any such reimbursement or similar obligation relate to a draw under the related letter of credit or other instrument which draw is being contested in good faith through appropriate proceedings) whether such indebtedness now exists or shall hereafter be created, and (ii) such default has caused the holders of such Indebtedness to declare such Indebtedness to be due and payable prior to its stated maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled by the 30th day after written notice of such default shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of 25% or more in aggregate principal amount of the Outstanding Securities; provided that if the default under the agreement, indenture or instrument is remedied or cured by the Company or waived by the holders of such Indebtedness before the entry of judgment in favor of the Trustee, then the Event of Default under this Indenture will be deemed likewise to have been remedied, cured or waived; or

(h)     the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable U.S. federal or state law, or appointing a Custodian of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(i)      the commencement by the Company of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a Custodian of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company expressly in furtherance of any such action.

Section 4.2   Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to Outstanding Securities occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities, by written notice to the Company, may declare due and payable 100% of the principal amount of all Outstanding Securities plus any accrued and unpaid interest to the date of payment.  Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

The Holders either (a) through notice to the Trustee of not less than a majority in aggregate principal amount of the Outstanding Securities, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities represented at such meeting, may, on behalf of the Holders of all of the Securities, rescind and annul an acceleration and its consequences if:

(1)   all existing Events of Default, other than the nonpayment of principal of or interest on the Securities which have become due solely because of the acceleration, have been remedied, cured or waived, and

(2)   the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 4.1(g) and the default with respect to Indebtedness for money borrowed which gave rise to such Event of Default has been remedied, cured or waived, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled.  No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon.

Section 4.3   Other Remedies.

If an Event of Default with respect to Outstanding Securities occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities.

The Trustee may maintain a proceeding in which it may prosecute and enforce all rights of action and claims under this Indenture or the Securities, even if it does not possess any of the Securities or does not produce any of them in the proceeding.

Section 4.4   Waiver of Past Defaults.

The Holders, either (a  through the written consent of not less than a majority in aggregate principal amount of the Outstanding Securities, or (b) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the Outstanding Securities represented at such meeting, may, on behalf of the Holders of all of the Securities, waive an existing Default or Event of Default, except a Default or Event of Default:

(1)   in the payment of the principal of or premium, if any, or interest on any Security (provided, however, that subject to Section 4.7, the Holders of a majority in aggregate principal amount of the Outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration); or

(2)   in respect of a covenant or provision hereof which, under Section 7.2, cannot be modified or amended without the consent of the Holders of each Outstanding Security affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 4.5   Control by Majority.

The Holders of a majority in aggregate principal amount of the Outstanding Securities (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that:

(1)   conflicts with any law or with this Indenture;

(2)   the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein; or

(3)   may expose the Trustee to personal liability.

The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 4.6   Limitation on Suit.

No Holder of any Security shall have any right to pursue any remedy with respect to this Indenture or the Securities (including, instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

(1)   such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

(2)   the Holders of at least 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to pursue the remedy;

(3)   such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;

(4)   the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

(5)   during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the Outstanding Securities (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture);

provided, however, that no one or more of such Holders may use this Indenture to prejudice the rights of another Holder or to obtain preference or priority over another Holder.

Section 4.7   Unconditional Rights of Holders to Receive Payment and to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium (including, without limitation, the Make-Whole-Amount and the Make-Whole Premium), if any, and interest on such Security on the Stated Maturity expressed in such Security (or, in the case of redemption, on the Redemption Date, or in the case of the exercise of a Repurchase Right, on the Repurchase Date) and to convert such Security in accordance with Article 12, and to bring an action for the enforcement of any such payment on or after such respective dates and such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

Section 4.8   Collection of Indebtedness and Suits for Enforcement by the Trustee.

The Company covenants that if:

(1)   a Default or Event of Default is made in the payment of any interest on any Security when such interest becomes due and payable and such Default or Event of Default continues for a period of 30 days; or

(2)   a Default or Event of Default is made in the payment of the principal of or premium, if any, on any Security at the Maturity thereof;

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 4.2) on such Securities for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest, calculated using the Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 4.9   Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(1)   to file and prove a claim for the whole amount of principal and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities allowed in such judicial proceeding; and

(2)   to collect and receive any monies or other property payable or deliverable on any such claim and to distribute the same;

and any Custodian in any such judicial proceedings is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 5.8.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Security, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 4.10   Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 4.11   Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.12, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.12   Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities, as the case may be.

Section 4.13   Application of Money Collected.

Subject to Article 14, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee;

SECOND:  To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest  on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and premium, if any, and interest, respectively; and

THIRD:  Any remaining amounts shall be repaid to the Company.

Section 4.14   Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of or premium, if any, or interest on any Security on or after the Stated Maturity expressed in such Security (or, in the case of redemption or exercise of a Repurchase Right, on or after the Redemption Date) or for the enforcement of the right to convert any Security in accordance with Article 12.

Section 4.15   Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 5
THE TRUSTEE

Section 5.1   Certain Duties and Responsibilities.

(a)     Except during the continuance of an Event of Default,

(1)   The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture or the TIA, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)   In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates or opinions to determine whether or not, on their face, they conform to the requirements to this Indenture (but need not investigate or confirm the accuracy of any facts stated therein).

(b)     In case an Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)   This paragraph (c) shall not be construed to limit the effect of paragraph (a) of this Section 5.1;

(2)   The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)   The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with a direction received by it of the Holders of a majority in principal amount of the Outstanding Securities (or such lesser amount as shall have acted at a meeting pursuant to the provisions of this Indenture) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

(d)     Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.1.

(e)     No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability, cost or expense (including, without limitation, reasonable fees of counsel).

(f)      The Trustee shall not be obligated to pay interest on any money or other assets received by it unless otherwise agreed in writing with the Company.  Assets held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)     The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)     The Trustee shall not be deemed to have notice or actual knowledge of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact a Default is received by the Trustee pursuant to Section 15.2, and such notice references the Securities and this Indenture.

(i)      The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent, authenticating agent, Conversion Agent or Registrar acting hereunder.

Section 5.2   Certain Rights of Trustee.

Subject to the provisions of Section 5.1 and subject to Section 315(a) through (d) of the TIA:

(1)   The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(2)   Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(3)   The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.

(4)   The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith which it believed to be authorized or within the discretion or rights or powers conferred upon it by this Indenture, unless the Trustee’s conduct constitutes negligence.

(5)   The Trustee may consult with counsel of its selection and the advice of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(6)   Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(7)   The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

Section 5.3   Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest (as such term is defined in Section 310(b) of the TIA), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (to the extent permitted under Section 310(b) of the TIA) or resign.  Any agent may do the same with like rights and duties.  The Trustee is also subject to Sections 5.11 and 5.12.

Section 5.4   Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly agreed with the Company.

Section 5.5   Trustee’s Disclaimer.

The recitals contained herein and in the Securities (except for those in the certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity, sufficiency or priority of this Indenture or of the Securities.  The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 5.6   Notice of Defaults.

Within 90 days after the occurrence of any Default or Event of Default hereunder of which the Trustee has received written notice, the Trustee shall give notice to Holders pursuant to Section 15.2, unless such Default or Event of Default shall have been cured or waived; provided, however, that, except in the case of a Default or Event of Default in the payment of the principal of or premium, if any, or interest, or in the payment of any redemption or repurchase obligation on any Security, the Trustee shall be protected in withholding such notice if and so long as Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

Section 5.7   Reports by Trustee to Holders.

The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required by Section 313 of the TIA at the times and in the manner provided by the TIA.

A copy of each report at the time of its mailing to Holders shall be filed with the SEC, if required, and each stock exchange, if any, on which the Securities are listed.  The Company shall promptly notify the Trustee when the Securities become listed on any stock exchange.

Section 5.8   Compensation and Indemnification.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except to the extent that any such expense, disbursement or advance is due to its negligence or bad faith.  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 4.1, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.  The Company also covenants to indemnify the Trustee and its officers, directors, employees and agents for, and to hold such Persons harmless against, any loss, liability or expense incurred by them, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder or the performance of their duties hereunder, including the costs and expenses of defending themselves against or investigating any claim of liability in the premises, except to the extent that any such loss, liability or expense was due to the negligence or willful misconduct of such Persons.  The obligations of the Company under this Section 5.8 to compensate and indemnify the Trustee and its officers, directors, employees and agents and to pay or reimburse such Persons for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.  Such additional indebtedness shall be a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim.  “Trustee” for purposes of this Section 5.8 shall include any predecessor Trustee, but the negligence or willful misconduct of any Trustee shall not affect the indemnification of any other Trustee.

Section 5.9   Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 5.9.

The Trustee may resign and be discharged from the trust hereby created by so notifying the Company in writing.  The Holders of at least a majority in aggregate principal amount of Outstanding Securities may remove the Trustee by so notifying the Trustee and the Company in writing.  The Company must remove the Trustee if:

(i)            the Trustee fails to comply with Section 5.11 or Section 310 of the TIA;

(ii)           the Trustee becomes incapable of acting;

(iii)          the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law; or

(iv)          a Custodian or public officer takes charge of the Trustee or its property.

If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee.  The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee.  Within one year after the successor Trustee takes office, the Holders of at least a majority in aggregate principal amount of Outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

Any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee if the Trustee fails to comply with Section 5.11.

If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation or removal, the resigning or removed Trustee, as the case may be, may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The Company shall issue a notice of the successor Trustee’s succession to the Holders.  Upon payment of its charges, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject nevertheless to its lien, if any, provided for in Section 5.8.  Notwithstanding replacement of the Trustee pursuant to this Section 5.9, the Company’s obligations under Section 5.8 shall continue for the benefit of the retiring Trustee with respect to expenses, losses and liabilities incurred by it prior to such replacement.

Section 5.10   Successor Trustee.

Subject to Section 5.11, if the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business (including the administration of this Indenture) to, another Person, corporation or national banking association, the successor entity without any further act shall be the successor Trustee as to the Securities.

Section 5.11   Corporate Trustee Required; Eligibility.

The Trustee shall at all times satisfy the requirements of Section 310(a)(1), (2) and (5) of the TIA.  The Trustee shall at all times have (or, in the case of a corporation included in a bank holding company system, the related bank holding company shall at all times have), a combined capital and surplus of at least $25 million as set forth in its (or its related bank holding company’s) most recent published annual report of condition.  The Trustee is subject to Section 310(b) of the TIA.

Section 5.12   Collection of Claims Against the Company.

The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

ARTICLE 6
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 6.1   Company May Consolidate Only on Certain Terms.

The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless:

(1)   in the event that the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and, if the entity surviving such transaction or transferee entity is not the Company, then such surviving or transferee entity shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any and interest, on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with Section 12.11;

(2)   at the time of consummation of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

(3)   the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 6.2   Successor Corporation Substituted.

Upon any consolidation or merger by the Company with or into any other corporation or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety to any Person, in accordance with Section 6.1, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and shall expressly assume all obligations of the Company under the Indenture and the other Indenture Documents in a manner acceptable to the Holders of the Securities in their sole discretion, and thereafter, except in the case of a lease to another Person, the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities (provided that all assets securing the Securities shall be transferred to the successor corporation in a manner acceptable to the Holders of the Securities in their sole discretion).

ARTICLE 7
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 7.1   Without Consent of Holders of Securities.

Without the consent of any Holders of Securities, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend this Indenture and the Securities to:

(a)     add to the covenants of the Company for the benefit of the Holders of Securities;

(b)     surrender any right or power herein conferred upon the Company;

(c)     make provision with respect to the conversion rights of Holders of Securities pursuant to Section 12.11;

(d)     provide for the assumption of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 6;

(e)     reduce the Conversion Price; provided, however, that such reduction in the Conversion Price shall not adversely affect the interest of the Holders of Securities (after taking into account tax and other consequences of such reduction);

(f)      comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(g)     [Intentionally Omitted];

(h)     cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action pursuant to this clause (h) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect;

(i)      add or modify any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action pursuant to this clause (i) does not, in the good faith opinion of the Board of Directors (as evidenced by a Board Resolution) and the Trustee, adversely affect the interests of the Holders of Securities in any material respect; or

(j)      make provision for the establishment of a book-entry system, in which Holders would have the option to participate, for the clearance and settlement of transactions in Securities originally issued in definitive form.

Section 7.2   With Consent of Holders of Securities.

Except as provided below in this Section 7.2, this Indenture or the Securities may be amended or supplemented, and noncompliance in any particular instance with any provision of this Indenture or the Securities may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities or (ii) by the adoption of a resolution, at a meeting of Holders of the Outstanding Securities at which a quorum is present, by the Holders of a majority in aggregate principal amount of the Outstanding Securities represented at such meeting.

Without the written consent or the affirmative vote of each Holder of Securities affected thereby, an amendment or waiver under this Section 7.2 may not:

(a)     change the Stated Maturity of the principal of, or any installment of interest on, any Security;

(b)     reduce the principal amount of, or premium, if any, on any Security;

(c)     reduce the Interest Rate or interest on any Security;

(d)     change the currency of payment of principal of, premium, if any, or interest on any Security;

(e)     impair the right of any Holder to institute suit for the enforcement of any payment in or with respect to any Security;

(f)      modify the obligation of the Company to maintain an office or agency in The City of New York pursuant to Section 9.2;

(g)     except as permitted by Section 12.11, adversely affect the Repurchase Right or the right to convert any Security as provided in Article 12;

(h)     [Intentionally Omitted];

(i)      modify the provisions in Article 10 relating to the redemption of the Securities in a manner adverse to the Holders of Securities;

(j)      modify any of the provisions of this Section, Section 4.4 or Section 15.11, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby;

(k)     reduce the requirements of Section 8.4 for quorum or voting, or reduce the percentage in aggregate principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver provided for in this Indenture;

(l)      modify the provisions in Article 13 in a manner adverse to the Holders of the Securities; or

(m)    release all or substantially all of the Collateral (except as permitted under the Intercreditor Agreement) or release the Company or any Guarantor from their payment obligations under any Indenture Document.

It shall not be necessary for any Act of Holders of Securities under this Section 7.2 to approve the particular form of any proposal supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 7.3   Compliance with Trust Indenture Act.

Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 7.4   Revocation of Consents and Effect of Consents or Votes.

Until an amendment, supplement or waiver becomes effective, a written consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security; provided, however, that unless a record date shall have been established, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.

An amendment, supplement or waiver becomes effective on receipt by the Trustee of written consents from or affirmative votes by, as the case may be, the Holders of the requisite percentage of aggregate principal amount of the Outstanding Securities, and thereafter shall bind every Holder of Securities; provided, however, if the amendment, supplement or waiver makes a change described in any of the clauses (a) through (k) of Section 7.2, the amendment, supplement or waiver shall bind only each Holder of a Security which has consented to it or voted for it, as the case may be, and every subsequent Holder of a Security or portion of a Security that evidences the same indebtedness as the Security of the consenting or affirmatively voting Holder, as the case may be.

Section 7.5   Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security:

(a)     the Trustee may require the Holder of a Security to deliver such Securities to the Trustee, the Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security thereafter authenticated; or

(b)     if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 7.6   Trustee to Sign Amendment, Etc.

The Trustee shall sign any amendment authorized pursuant to this Article 7 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If the amendment does adversely affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may but need not sign it.  In signing or refusing to sign such amendment, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment is authorized or permitted by this Indenture.

ARTICLE 8
MEETING OF HOLDERS OF SECURITIES

Section 8.1   Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.

Section 8.2   Call Notice and Place of Meetings.

(a)     The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 8.1, to be held at such time and at such place in The City of New York.  Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 15.2, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b)     In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 8.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section 8.2.

Section 8.3   Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities, a Person shall be (a) a Holder of one or more Outstanding Securities, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities by such Holder or Holders.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 8.4   Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum.  In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved.  In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting.  Notice of the reconvening of any adjourned meeting shall be given as provided in Section 8.2(a), except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities which shall constitute a quorum.

Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in principal amount of the Outstanding Securities at the time shall constitute a quorum for the taking of any action set forth in the notice of the original meeting.

At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 7.2) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of Outstanding Securities represented and voting at such meeting.

Any resolution passed or decisions taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities, whether or not present or represented at the meeting.

Section 8.5   Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a)     Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.3 and the appointment of any proxy shall be proved in the manner specified in Section 1.3.  Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 1.3 or other proof.

(b)     The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 8.2(b), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

(c)     At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

(d)     Any meeting of Holders of Securities duly called pursuant to Section 8.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 8.6   Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 8.2 and, if applicable, Section 8.4.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE 9
COVENANTS, REPRESENTATIONS AND WARRANTIES

Section 9.1   Payment of Principal, Premium and Interest.

The Company will duly and punctually pay the principal of and premium, if any, and interest in respect of the Securities in accordance with the terms of the Securities and this Indenture.  The Company will deposit or cause to be deposited with the Trustee as directed by the Trustee, no later than the day of the Stated Maturity of any Security or installment of interest, all payments so due.

Section 9.2   Maintenance of Offices or Agencies.

The Company hereby appoints the Corporate Trust Office of U.S. Bank National Association and its affiliated office in The City of New York, where Securities may be:

(i)            presented or surrendered for payment;

(ii)           surrendered for registration of transfer or exchange;

(iii)          surrendered for conversion;

and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.

The Company may at any time and from time to time vary or terminate the appointment of any such office or appoint any additional offices for any or all of such purposes; provided, however, that until all of the Securities have been delivered to the Trustee for cancellation, or monies sufficient to pay the principal of and premium, if any, and interest on the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 9.3, the Company will maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 15.2, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

If at any time the Company shall fail to maintain any such required office or agency in The City of New York, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at, and notices and demands may be served on, the Corporate Trust Office of the Trustee.

Section 9.3   Corporate Existence.

Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 9.4   Maintenance of Properties.

The Company will maintain and keep its properties and every part thereof in such repair, working order and condition, and make or cause to be made all such needful and proper repairs, renewals and replacements thereto, as in the judgment of the Company are necessary in the interests of the Company; provided, however, that nothing contained in this Section shall prevent the Company from selling, abandoning or otherwise disposing of any of its properties or discontinuing a part of its business from time to time if, in the judgment of the Company, such sale, abandonment, disposition or discontinuance is advisable and does not materially adversely affect the interests or business of the Company.

Section 9.5   Payment of Taxes and Other Claims.

The Company will, and will cause any Significant Subsidiary to, promptly pay and discharge or cause to be paid and discharged all material taxes, assessments and governmental charges or levies lawfully imposed upon it or upon its income or profits or upon any of its property, real or personal, or upon any part thereof, as well as all material claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon its property; provided, however, that neither the Company nor any Significant Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge, levy, or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Significant Subsidiary, as the case may be, shall have set aside on its books reserves deemed by it adequate with respect thereto.

Section 9.6   Reports.

(a)     The Company shall deliver to the Trustee copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in the form required by and within 15 days of the deadline specified by the SEC in applicable rules and regulations; provided, however, if the Company fails to comply with this provision and such failure remains uncured for a period of 60 days, the outstanding Securities shall accrue interest at a rate that is 0.8% above the Interest Rate for the period beginning on the date on which the Company first failed to comply with this provision and ending on the date that the Company makes such filings with the SEC and delivers to the Trustee the reports required under this provision; provided further, the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the SEC.  The Company also shall comply with the other provisions of Section 314(a) of the TIA.

(b)     If at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder of a Security, the Company will promptly furnish or cause to be furnished to such Holder or to a prospective purchaser of such Security designated by such Holder, as the case may be, the information, if any, required to be delivered by it pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with the resale of such Security; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date which is two years from the later of the date such security was last acquired from the Company or an “affiliate” (as defined under Rule 144 under the Securities Act) of the Company.

Section 9.7   Compliance Certificate.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company (which as of the date hereof is September 30), an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or any Default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or Default and, if so, specifying each such failure or Default and the nature thereof.  In the event an Officer of the Company comes to have actual knowledge of a Default, regardless of the date, the Company shall deliver an Officers’ Certificate to the Trustee specifying such Default and the nature and status thereof.

Section 9.8   [Intentionally Omitted]

Section 9.9   Indebtedness.

The Company will not, and will not permit any of its Subsidiaries to, incur, create, issue, assume or suffer to exist any Indebtedness, except:

(a)     Indebtedness represented by the Securities;

(b)     Indebtedness outstanding under a Credit Facility and any Permitted Refinancing thereof, provided that the total amount of Indebtedness permitted under this clause (b) shall not exceed $25,000,000 or such lesser amount as reduced pursuant to Section 9.13(b);

(c)     Indebtedness in respect of Capital Leases and purchase money obligations in an aggregate amount not greater than $5,000,000 at any one time, and any Permitted Refinancing thereof;

(d)     cash management obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements in each case in connection with cash management and deposit accounts; provided that such obligations and other Indebtedness shall not exceed $500,000 in the aggregate at any time;

(e)     Indebtedness consisting of the financing insurance premiums, so long as the aggregate amount payable pursuant to such Indebtedness does not materially exceed the amount of the premium for such insurance; and

(f)      unsecured Indebtedness in an amount not to exceed $25,000,000 in the aggregate; provided that any Indebtedness incurred pursuant to this clause (f) is (i) expressly subordinated in right of payment to the Securities and (ii) is scheduled to mature no earlier than, and cannot be put or otherwise redeemed prior to, November    , 2015.

Section 9.10   Liens.

The Company will not, and will not permit any of its Subsidiaries to, incur, create, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of property through a conditional sale, lease purchase or other title retention agreements, with respect to any property now owned or hereinafter acquired by the Company or Subsidiary, except for Permitted Liens.

Section 9.11   Negative Pledge.

The Company will not, and will not permit any Subsidiary, to enter into any agreement, bond, note or other instrument (other than the First Lien Loan Agreement) with or for the benefit of any Person other than the Holders which would (a) prohibit the Company or such Subsidiary from granting, or otherwise limit the ability of the Company or such Subsidiary to grant, to the Collateral Agent, any Lien on any assets or properties of the Company or such Subsidiary, or (b) require the Company or such Subsidiary to grant a Lien to any other Person if the Company or such Subsidiary grants any Lien to the Collateral Agent.  The Company will not permit any Subsidiary to place or allow any restriction, directly or indirectly, on the ability of such Subsidiary to (a) pay dividends or any distributions on or with respect to such Subsidiaries capital stock or (b) make loans or other cash payments to the Company.

Section 9.12   Restricted Payments.

The Company will not make any Restricted Payments; provided that, so long as no Default or Event of Default has occurred and is continuing hereunder:

(a) the Company may make Restricted Payments in an aggregate amount not to exceed $250,000 in any fiscal year;

(b) to the extent constituting Restricted Payments, the Company and its Subsidiaries may enter into transactions and make payments expressly permitted by the terms of this Indenture;

(c) the Company may satisfy any redemption or conversion of the Securities, and any payment of the Make-Whole Amount or the Make-Whole-Premium, in each case as required or permissible hereunder; and

(d) the Company and its Subsidiaries may repurchase or redeem equity interests upon exercise of stock options or warrants to the extent such equity interests constitute a portion of the exercise price of such options or warrants.

Section 9.13   Asset Dispositions.

(a)           If the Company or any Subsidiary, directly or indirectly, sells, assigns, leases, conveys, transfers or otherwise disposes of (whether in one transaction or series of transactions), including without limitation, any transfer by the

Company to a Subsidiary (other than a Guarantor) or a Subsidiary to a Subsidiary (other than a Guarantor) any property (“Asset Sale”), the Company shall, upon receipt by the Company or such Subsidiary of any net cash proceeds of such Asset Sale, apply such proceeds as required in clause (b); provided, that the application in clause (b) shall not be required in connection with:

(i)            dispositions of inventory, or used, work-out or surplus equipment, all in the ordinary course of business; and

(ii)           Assets Sales for which the net cash proceeds do not exceed $5,000,000 in the aggregate.

(b)           Any net cash proceeds received by the Company in excess of $5,000,000 in the aggregate (i) shall, if required under the terms of the First Lien Loan Agreement, prepay amounts outstanding under the First Lien Loan Agreement (provided that such prepayments permanently reduce the amounts available thereunder), and (ii) the Company shall establish and maintain a cash pool (the “Cash Pool”) of such net cash proceeds.  Upon the receipt of proceeds which increase the Cash Pool to an amount greater than or equal to $10,000,000, the Company shall commence a tender offer for the Securities, in an aggregate amount equal to the Cash Pool, at par no less than 75 days after the receipt of such proceeds.  If the closing sale price of the Common Stock is at least 130% of the Conversion Price then in effect for 20 out of the 30 Trading Days immediately after the Cash Pool exceeds $10,000,000, the Company will not be required to make the tender for the Securities hereunder, and the Company shall be entitled to 50% of the Cash Pool at such time.

Section 9.14   Transactions With Affiliates.

The Company will not, nor will it permit any Subsidiary to enter into any transaction with an Affiliate (other than an Affiliate that is an obligor hereunder) of the Company, except upon fair and reasonable terms no less favorable than the Company, or such Subsidiary would obtain in a comparable arms-length transaction with a Person not an Affiliate.

Section 9.15   Taxes.

The Company will pay when due, all taxes, assessments, governmental charges and levies imposed on it or its properties and all claims or demands of any kind which, if not paid, could result in the creation of a Lien on its property, other than in connection with taxes, assessments, governmental charges and levies being contested in good faith by appropriate proceeding, and as long as the Company’s or such Subsidiary’s title to its property is not materially adversely affected, its use of such property in the ordinary course of business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Company’s or such Subsidiary’s books in accordance with GAAP.

Section 9.16   Investments.

The Company will not, and will not permit its Subsidiaries to, acquire for value, make, have or hold any Investments, except:

(a)     travel and other expense advances to management personnel and employees in the ordinary course of business;

(b)     Investments in Cash Equivalents and Investments in readily marketable debt securities which are reasonably acceptable to a majority of Holders of Securities;

(c)     Investments in Subsidiaries that are Guarantors;

(d)     Payments and advances to Subsidiaries to the extent permitted under Section 9.21; and

(e)     Investments existing on the date hereof.

Section 9.17   Shareholder Vote.

(a)           On or prior to February 15, 2010, the authorized number of shares of Common Stock shall be increased such that the number of authorized but unissued shares of Common Stock shall be sufficient for purposes of effecting the conversion of Securities pursuant to this Indenture (the “Capital Increase”) and the Company shall maintain such sufficient number of shares at all times.  If the Capital Increase has not occurred by February 16, 2010, the Company shall pay on such date, and on the fifteenth day of each month thereafter to the Trustee, for the benefit of the Holders of the Securities, an amount in cash equal to 1% of the outstanding principal amount of the Securities until the Capital Increase occurs; provided, however, that if the Capital Increase has not occurred on or prior to February 15, 2011, the Holders of the Securities shall have the right, at the Holder’s option, to require the Company to repurchase for cash, and upon exercise of such right, the Company shall purchase all of such Holder’s Securities at a purchase price equal to value of (i) the as-converted amount of the shares that would have been issued to the Holder had the Capital Increase occurred and such Holder had exercised its conversion option plus (ii) the Make-Whole Amount that would have been applicable if such Holder had exercised its conversion right.  The value and settlement of the as-converted amount of such shares will be determined pursuant to 12.12, as if Holders had elected to convert on the date Holders request payment pursuant to the Section, and the Company had elected to settle the conversion request in cash.  Amounts payable under Section 13.1 shall be calculated as if the Holder had elected to convert and the Company elected to pay amounts due in cash.

(b)           On or prior to February 15, 2010, the Company shall hold a shareholder meeting and have a shareholder vote to gain authorization for a reverse stock split of the Common Stock at a ratio to be determined by the Board of Directors (with a minimum ratio of 10:1), (the “Reverse Stock Split”).

Section 9.18   Change in Nature of Business.

The Company will not, and will not permit any Subsidiary to, make any material change in the nature of the business of the Company and such Subsidiary, as carried on at the date hereof.

Section 9.19   Covenant to Obtain Prior Shareholder Approval.

Subsequent to the Capital Increase, the Company shall not enter into any transaction, or take any other action, that will require additional adjustment to the shares issuable upon conversion (including shares issuable pursuant to Section 13.2) such that the Company would require shareholder approval to authorize additional shares without having obtained prior stockholder approval of such increase.  In addition, the Company will not make any election to pay converting Holders in stock in connection with a conversion between a Notice of Redemption and a Redemption Date or during a period in which a Holder can elect to use a Fundamental Change Conversion unless such election provides for available authorized shares sufficient to satisfy the conversion of each and every Holder electing to convert during such time period, assuming all Holders convert during such a period.

Section 9.20   Accounts.

The Company will not, nor will permit any Subsidiary to, cause or permit (a) any funds in excess of $50,000 to be transferred to or maintained in any deposit, checking, brokerage, securities or other similar account maintained by the Company or any Subsidiary which is not a Foreign Subsidiary unless such account is subject to an account control agreement in form and substance satisfactory to the Collateral Agent or (b) the Foreign Subsidiaries to maintain funds in an aggregate amount in excess of (i) on or prior to August 23, 2011, $3,000,000 and (ii) on or after August 24, 2011, $5,000,000, in all deposit, checking, brokerage, securities and other similar accounts maintained by all Foreign Subsidiaries unless such accounts are subject to account control agreements in form and substance satisfactory to the Collateral Agent.  For purposes of this Section 9.21, “Foreign Subsidiary” shall mean any corporation that is a foreign corporation, as defined in Section 7701(a)(5) of the Internal Revenue Code of 1986.

Section 9.21   Representations and Warranties of the Company.

The Company represents and warrants to the Holders of the Securities the following:

(a)     The Securities are being issued pursuant to Sections 3(a)(9) and Rule 149 of the Securities Act.  The Company has not engaged in any general solicitation or engaged or agreed to compensate any broker or agent in connection with the transactions contemplated by this Indenture.  None of the Company, its Subsidiaries, any of their affiliates, and any person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause the exchange contemplated hereunder to be integrated with prior offerings by the Company for purposes of Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its subsidiaries, their affiliates and any person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the Securities Act;

(b)     the execution, delivery and performance by the Company of this Indenture has been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of the Company’s organizational documents; (ii) conflict with or result in any breach or contravention of, or result in or require the creation of any Lien under, or require any payment to be made under (A) any contractual obligation to which the Company is a party or affecting such person or the properties of such person or any of its subsidiaries or (B) any order, injunction, writ or decree of any governmental authority or any arbitral award to which the Company or its property is subject; or (iii) violate any applicable law.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against the Company of this Indenture;

(c)     the Company has made all necessary applications for this Indenture to be qualified under the TIA; and

(d)     The Company has paid as of the date hereof all taxes, assessments, governmental charges and levies imposed on it or its properties and all claims or demands of any kind which, if not paid, could result in the creation of a lien on its property.

ARTICLE 10
REDEMPTION OF SECURITIES

Section 10.1   Optional Redemption.

On or after November    , 2011, the Company may, at its option, redeem the Securities in whole at any time or in part from time to time, on any date prior to Maturity, upon notice as set forth in Section 10.4, at the Redemption Price plus any interest accrued and unpaid to, but excluding, the Redemption Date, if the closing sale price of the Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period ending on the day prior to the date of notice of redemption.

The Company may not redeem or provide notice of redemption of the Securities pursuant to Section 10.1 on any date that is (a) subsequent to the execution of any agreement that is reasonably likely to result in a Fundamental Change and (b) prior to 45 days after the occurrence of a Fundamental Change resulting from such agreement or the cancellation of such agreement.

Section 10.2   Notice to Trustee.

If the Company elects to redeem Securities pursuant to the provisions of Section 10.1, it shall notify the Trustee at least 45 days (unless a shorter period is reasonably acceptable to the Trustee) prior to the intended Redemption Date of (i) such intended Redemption Date, (ii) the principal amount of Securities to be redeemed and (iii) the CUSIP numbers of the Securities to be redeemed.

Section 10.3   Selection of Securities to Be Redeemed.

If fewer than all the Securities are to be redeemed, the Trustee shall select the particular Securities to be redeemed in principal amounts of $1,000 or whole multiples of $1,000 from the Outstanding Securities by a method that complies with the requirements of any exchange on which the Securities are listed, or, if the Securities are not listed on an exchange, on a pro rata basis or by lot or in accordance with any other method the Trustee considers fair and appropriate.  Securities and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denominations for Securities to be redeemed or any integral multiple thereof.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption; provided, however, that, unless otherwise indicated by Sections 13.1 or 13.2 hereof, the Holder of such Security so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Security.  Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 10.4   Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 15.2 to the Holders of Securities to be redeemed.  Such notice shall be given not less than 20 nor more than 60 days prior to the intended Redemption Date.

All notices of redemption shall state:

(1)   such intended Redemption Date;

(2)   the Redemption Price and interest accrued and unpaid to, but excluding, the Redemption Date, if any;

(3)   if fewer than all the Outstanding Securities are to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities which will be Outstanding after such partial redemption;

(4)   that on the Redemption Date the Redemption Price and interest accrued and unpaid to, but excluding, the Redemption Date, if any, will become due and payable upon each such Security to be redeemed, and that interest thereon shall cease to accrue on and after such date;

(5)   the Conversion Price, the date on which the right to convert the principal of the Securities to be redeemed will terminate, whether the Company has elected to settle its obligation upon conversion (including its settlement election related to any applicable Make-Whole Amount, as per Section 13.1) in cash or a combination of cash and shares of Common Stock in lieu of shares of Common Stock only (and, in the event that the Company has elected to settle all or a portion of its conversion obligation in cash, the date on which the Cash Settlement Averaging Period will begin) and the places where such Securities may be surrendered for conversion;

(6)   the place or places where such Securities are to be surrendered for payment of the Redemption Price, accrued and unpaid interest, if any;

(7)   the CUSIP number of the Securities.

The notice given shall specify the last date on which exchanges or transfers of Securities may be made pursuant to Section 2.7, and shall specify the serial numbers of Securities, if Physical Securities are selected for redemption, and the portions thereof called for redemption.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name of and at the expense of the Company.

Section 10.5   Effect of Notice of Redemption.

Notice of redemption having been given as provided in Section 10.4, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with such notice, such Security shall be paid by the Company at the Redemption Price; provided, however, the installments of interest on Securities whose Stated Maturity is prior to or on the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 2.7.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the Interest Rate.

Section 10.6   Deposit of Redemption Price.

Prior to 11:00 a.m. (New York City time) on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent an amount of money sufficient to pay the Redemption Price, and accrued and unpaid interest, in respect of all the Securities to be redeemed on that Redemption Date, other than any Securities called for redemption on that date which have been converted prior to the date of such deposit, and accrued and unpaid interest, if any, on such Securities.

If any Security called for redemption is converted, any money deposited with the Trustee or with a Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the fourth to last paragraph of Section 2.1) be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.

Section 10.7   Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 9.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE 11
REPURCHASE AT THE OPTION OF A HOLDER UPON A FUNDAMENTAL CHANGE

Section 11.1   Repurchase Right.

(a)     In the event that a Fundamental Change (a “Repurchase Event”) shall occur, each Holder shall have the right (the “Repurchase Right”), at the Holder’s option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Securities not previously called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof as directed by such Holder pursuant to Section 11.3 (provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be Outstanding after such repurchase is equal to $1,000 or an integral multiple thereof), on a date (the “Repurchase Date”) that is not less than 25 nor more than 35 Business Days after the date of the Repurchase Event Notice for an amount equal to 100% of the principal amount of the Securities to be repurchased (the “Repurchase Price”) plus accrued and unpaid interest, to, but excluding, the date on which such Securities are repurchased pursuant to this Section; provided, however, that installments of interest on Securities whose Stated Maturity is prior to or on the Fundamental Change Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Date according to their terms and the provisions of Section 2.1 hereof.

(b)     If the Holders have a repurchase right pursuant to this Section 11.1, the Company shall issue a press release through Dow Jones & Company, Inc, Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the relevant information and make such information available on the Company’s web site or through another public medium as the Company may use at such time.

Section 11.2   [Intentionally Omitted]

Section 11.3   Repurchase Event Notice.

No later than 10 Business Days after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Repurchase Event (the “Repurchase Event Notice”) by first-class mail to the Trustee and to each Holder (and to beneficial owners to the extent practicable) pursuant to Section 15.2.  The Repurchase Event Notice shall include a form of notice (the “Repurchase Event Purchase Notice”) to be completed by the Holder and delivered to the Paying Agent pursuant to Section 11.4, and shall state the following:

(1)   that it is a Repurchase Event Notice pursuant to this Section;

(2)   the event causing the Repurchase Event and the date of such Repurchase Event;

(3)   the procedures with which such Holder must comply to exercise its right to have its Securities purchased pursuant to Section 11.1, including the date by which the completed Repurchase Event Purchase Notice pursuant to Section 11.4 and the Securities the Holder elects to have purchased pursuant to Section 11.1 must be delivered to the Paying Agent in order to have such Securities purchased by the Company pursuant to Section 11.1, the name and address of the Paying Agent and that the Securities as to which a Repurchase Event Purchase Notice has been given may be converted, if they are otherwise convertible pursuant to Article 12, only if the completed and delivered Repurchase Event Purchase Notice has been withdrawn in accordance with the terms of the Indenture;

(4)   the Repurchase Date and the Repurchase Price;

(5)   [Intentionally Omitted];

(6)   the Conversion Price, the date on which the right to convert the principal of the Securities to be redeemed will terminate, the date on which the Cash Settlement Averaging Period will begin, and the places where such Securities may be surrendered for conversion

(7)   that, unless the Company defaults in making payment of such Repurchase Price, and interest, on the Securities surrendered for purchase by the Company will cease to accrue on and after the Repurchase Date, if applicable; and

(8)   the CUSIP number of the Securities.

No failure by the Company to give the foregoing Repurchase Event Notice shall limit any Holder’s right to exercise its rights pursuant to Section 11.1 or affect the validity of the proceedings for the purchase of its Securities hereunder.

Section 11.4   Delivery of Repurchase Event Purchase Notice; Form of Repurchase Event Purchase Notice; Withdrawal of Repurchase Event Purchase Notice.

(a)     The Company shall deliver, or cause the Trustee or Paying Agent to deliver, to all Holders (and beneficial holders of the Securities to the extent practicable) a form of Repurchase Event Purchase Notice, which with respect to Holders’ Repurchase Rights set forth in Section 11.1, shall be delivered to such Holders at least 20 Business Days prior to the Repurchase Event Purchase Date and, as set forth in Section 11.3, shall be included in the Repurchase Event Notice; provided, that the delivery of such form of Repurchase Event Purchase Notice to the Holders shall be made in the Company’s name and at the Company’s expense and the text of such form of Repurchase Event Purchase Notice shall be prepared by the Company pursuant to clause (b) of this Section.

(b)     The form of Repurchase Event Purchase Notice shall provide instructions regarding procedures with which Holders must comply to exercise their rights pursuant to Section 11.1 and the completion of the Repurchase Event Purchase Notice and also shall state:

(1)       that it is the Repurchase Event Purchase Notice pursuant to Sections 11.3 and 11.4 of the Indenture and must be completed by the Holder and delivered to the Paying Agent (and any beneficial holder of securities), together with the delivery of the Holder’s Securities for which the Holder will exercise its Repurchase Rights pursuant to Section 11.1, for such Holder to receive the Repurchase Price;

(2)       the name and address of the Paying Agent to, and the date by, which the completed Repurchase Event Purchase Notice and Securities must be delivered in order for the Holder to receive the applicable purchase price;

(3)       the portion of the principal amount of the Security which the Holder will deliver to be repurchased, which portion must be in a principal amount of $1,000 or an integral multiple thereof;

(4)       any other procedures then applicable that the Holder must follow to exercise rights under Article 11 and a brief description of those rights;

(5)       the Repurchase Date and the Repurchase Price;

(6)   the Conversion Price, the date on which the Cash Settlement Averaging Period will begin) and the places where such Securities may be surrendered for conversion;

(7)       the procedures with which such Holder must comply to exercise its right to have its Securities repurchased pursuant to Section 11.1, including the date by which the completed Repurchase Event Purchase Notice pursuant to Section 11.4 and the Securities the Holder elects to have repurchased pursuant to Section 11.1 must be delivered to Paying Agent in order to have such Securities repurchased by the Company pursuant to Section 11.1, the name and address of the Paying Agent and that the Securities as to which a Repurchase Event Purchase Notice has been given may be converted, if they are otherwise convertible pursuant to Article 12, only if the completed and delivered Repurchase Event Purchase Notice has been withdrawn in accordance with the terms of the Indenture, the Holder’s conversion rights pursuant to Article 12, the Conversion Price then in effect and any adjustments thereto;

(8)       the Holder’s right to withdraw a completed and delivered Repurchase Event Purchase Notice, the procedures for withdrawing a Repurchase Event Purchase Notice, pursuant to clause (c) below and that Securities as to which a completed and delivered Repurchase Event Purchase Notice may be converted, if they are convertible only in accordance with Article 12, if the applicable completed and delivered Repurchase Event Purchase Notice has been withdrawn;

(9)       that, unless the Company defaults in making payment on Securities for which a Repurchase Event Purchase Notice has been submitted, interest on such Securities will cease to accrue on the Repurchase Event Purchase Date; and

(10)     the CUSIP number of the Securities.

(c)     Notwithstanding anything herein to the contrary, any Holder which has delivered a completed Repurchase Event Purchase Notice to the Paying Agent shall have the right to withdraw such Repurchase Event Purchase Notice by delivery of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Event Purchase Notice at any time prior to the close of business on the Business Day prior to the Repurchase Date specifying:

(1)   the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted;

(2)   the principal amount of the Security with respect to which such notice of withdrawal is being submitted; and

(3)   the principal amount, if any, of such Security which remains subject to the original Repurchase Event Purchase Notice and which has been or will be delivered for purchase by the Company.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Event Purchase Notice or written notice of withdrawal thereof.

Section 11.5   Exercise of Repurchase Rights.

To exercise a Repurchase Right pursuant to Section 11.1, a Holder must deliver to the Trustee at its offices on or prior to the Repurchase Date the following:

(a)     a completed Repurchase Event Purchase Notice, the form of which is provided in Exhibit B hereto; and

(b)     the Securities or cause such Securities to be delivered through the facilities of the Depositary, as applicable, with respect to which the Repurchase Right is being exercised, with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer, in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing.

Section 11.6   Deposit and Payment of the Repurchase Price.

(a)     In the event a Repurchase Right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price in cash for payment to the Holder on the Repurchase Date, together with accrued and unpaid interest to, but excluding, the Repurchase Date payable in cash with respect to the Securities as to which the Repurchase Right has been exercised; provided, however, that installments of interest that mature prior to or on the Repurchase Date shall be payable in cash to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date.

(b)     If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the Interest Rate, and each Security shall remain convertible into Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

(c)     Any Security which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

(d)     [Intentionally Omitted]

(e)     [Intentionally Omitted]

(f)      [Intentionally Omitted]

(g)     All Securities delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.15.

Section 11.7   Covenant to Comply with Securities Laws upon Repurchase of Securities.

When complying with the provisions of this Article 11 (provided that such offer or purchase constitutes an “issuer tender offer” for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act which may then be applicable, (b) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under this Article 11 to be exercised in the time and in the manner specified in this Article 11.

ARTICLE 12
CONVERSION OF SECURITIES

Section 12.1   Conversion Right and Conversion Price.

Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security or any portion of the principal amount thereof which is an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into duly authorized, fully paid and nonassessable shares of Common Stock (such shares of Common Stock to meet the conditions set forth in Section 12.14), at the Conversion Price (together with the Make-Whole Amount, if applicable), determined as hereinafter provided, in effect at the time of conversion.  Such conversion right shall expire at the close of business on the Business Day immediately preceding             , 2014.  Additional consideration may be due upon conversion as required under the Indenture.

In case a Security or portion thereof is called for redemption, such conversion right in respect of the Security or the portion so called, shall expire at the close of business on the second Business Day preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption; provided, that in no event shall the Holders have less than 20 Business Days from the receipt of a notice of redemption to exercise its conversion right in respect of the Security or the portion so called.

In the event of a Fundamental Change, each Holder’s right to convert through a Fundamental Change Conversion shall expire at the close of business on the Business Day immediately preceding the Repurchase Date, unless the Company defaults in making the payment due upon redemption; provided, that in no event shall the Holders have less than 20 Business Days from the receipt of a notice of a Fundamental Change to exercise its conversion right via a Fundamental Change Conversion.

The price at which shares of Common Stock shall be delivered upon conversion (the “Conversion Price”) shall be initially equal to $0.225 per share of Common Stock.  The Conversion Price shall be adjusted in certain instances as provided in paragraphs (a), (b), (c), (d), (e), (f), (h) and (1) of Section 12.4.  Additional shares may also be deliverable upon conversion as required under the Indenture.

Section 12.2   Exercise of Conversion Right.

To exercise the conversion right, the Holder of any Security to be converted shall surrender such Security duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, accompanied by a duly signed Conversion Notice substantially in the form attached to the Security as Exhibit C, to the Company, with a copy to the Trustee, stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

In the event of a Fundamental Change, Holders will have the right to elect to convert and receive Additional Shares as per Section 13.2 (a “Fundamental Change Conversion”) from the date of the Repurchase Event Notice through the Repurchase Date.  To exercise the conversion right in the event of a Fundamental Change and receive Additional Shares pursuant to Section 13.2, the Holder of any Security to be converted shall surrender such Security duly endorsed or assigned to the Company or in blank, at the office of any Conversion Agent, accompanied by a duly signed Fundamental Change Conversion Notice substantially in the form attached to the Security as Exhibit D, to the Company, with a copy to the Trustee, stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

For the avoidance of doubt, in the event of a Fundamental Change Holders may elect to receive consideration due pursuant to the Make Whole Amount (as per Section 13.1) by electing to convert by notice using a Conversion Notice substantially in the form of Exhibit C or elect to receive consideration due pursuant to the Make Whole Premium (as per Section 13.2) by electing to convert by notice using a Fundamental Change Conversion Notice substantially in the form of Exhibit D.  In no event shall any Holder be entitled to elect to receive consideration pursuant to both the Make-Whole Amount as set forth in Section 13.1 and the Make-Whole Premium as set forth in Section 13.2, except to the extent that Holders may choose to elect differing treatment (if available) in separate conversion notices, to the extent the Holders do not convert all of their holdings at one time.

Unless otherwise specified in Section 13.1 or 13.2, Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (except in the case of any Security whose Maturity is prior to such Interest Payment Date) shall be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest to be received on such Interest Payment Date on the principal amount of Securities being surrendered for conversion.

Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the provisions of this Article 12, including any required payments, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock at such time.  As promptly as practicable on or after the conversion date, the Company shall cause to be issued and delivered to such Conversion Agent a stock certificate or stock certificates representing the number of full shares of Common Stock issuable upon conversion of such Securities, together with payment in lieu of any fraction of a share as provided in Section 12.3.

In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Securities.

Notwithstanding the foregoing, a Holder will only be entitled to exercise its conversion rights herein to the extent (and only to the extent) that the receipt of shares of Common Stock upon exercise of the conversion right would not cause such Holder (including its Affiliates) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.99% of the shares of the Common Stock outstanding at such time.  Any purported delivery of shares of Common Stock upon exercise of this conversion right shall be void and have no effect to the extent (but only to the extent) that such delivery would result in such Holder (including its Affiliates) becoming the beneficial owner of more than 9.99% of the shares of Common Stock outstanding at such time.  Notwithstanding anything to the contrary herein, the Holder shall not be entitled, with or without the consent of the Company, to waive the restrictions set forth in this Section 12.2.

The Company hereby initially appoints the Trustee as the Conversion Agent.

Section 12.3   Fractions of Shares.

No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities.  If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered.  Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Trading Price of the Common Stock as of the Trading Day preceding the date of conversion.

Section 12.4   Adjustment of Conversion Price.

The Conversion Price shall be subject to adjustment, calculated by the Company, from time to time as follows:

(a)     In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction:

(i)            the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date (as defined in Section 12.4(g)) fixed for such determination; and

(ii)           the denominator of which shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

Such reduction shall become effective immediately after the opening of business on the day following the Record Date.  If any dividend or distribution of the type described in this Section 12.4(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(b)     In case the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c)     In case the Company shall issue rights or warrants (other than any rights or warrants referred to in Section 12.4(d)) to all holders of its outstanding shares of Common Stock exercisable for not more than 60 days entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction:

(i)            the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the Record Date, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price; and

(ii)           the denominator of which shall be the number of shares of Common Stock outstanding on the close of business on the Record Date, plus the total number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible).

Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants.  To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.  In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed.  In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration if other than cash, to be determined by the Board of Directors.

Notwithstanding the foregoing, in the event that the Company shall make a distribution subject to this Section 12.4(c) the Company may, in lieu of making any adjustment required pursuant to this Section 12.4(c), make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) after the Record Date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the securities such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date.

(d)     In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 12.4(a) applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding (1) any rights or warrants referred to in Section 12.4(c), (2) any stock, securities or other property or assets (including cash) distributed in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.11 applies and (3) dividends and distributions paid exclusively in cash (the securities described in foregoing clauses (1), (2) and (3) hereinafter in this Section 12.4(d) called the “securities”), then, in each such case, subject to the second succeeding paragraph of this Section 12.4(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction:

(i)            the numerator of which shall be the Current Market Price on such date, less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the securities so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the Record Date); and

(ii)           the denominator of which shall be such Current Market Price.

Such reduction shall become effective immediately prior to the opening of business on the day following the Record Date.  However, in the event that (x) the then fair market value (as so determined) of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date or (y) the

Current Market Price on the Record Date exceeds the fair market value of such distribution by less than $1.00, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of securities such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date.  In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

If the Board of Directors determines the fair market value of any distribution for purposes of this Section 12.4(d) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 12.4(g) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holders.

Notwithstanding the foregoing, in the event that the Company shall make a distribution subject to this Section 12.4(d) the Company may, in lieu of making any adjustment required pursuant to this Section 12.4(d), make proper provision so that each Holder of a Security who converts such Security (or any portion thereof) after the Record Date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the securities such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such Record Date.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(iii)          are deemed to be transferred with such shares of Common Stock;

(iv)          are not exercisable; and

(v)           are also issued in respect of future issuances of Common Stock;

shall be deemed not to have been distributed for purposes of this Section 12.4(d) (and no adjustment to the Conversion Price under this Section 12.4(d) will be required) until the occurrence of the earliest Trigger Event.  If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof).  In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Price under this Section 12.4(d):

(1)   in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(2)   in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Price shall be readjusted as if such rights and warrants had never been issued.

For purposes of this Section 12.4(d) and Sections 12.4(a), 12.4(b) and 12.4(c), any dividend or distribution to which this Section 12.4(d) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 12.4(c) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 12.4(c) applies (or any combination thereof), shall be deemed instead to be:

(1)   a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 12.4(a), 12.4(b) and 12.4(c) apply, respectively (and any Conversion Price reduction required by this Section 12.4(d) with respect to such dividend or distribution shall then be made), immediately followed by

(2)   a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Price reduction required by Sections 12.4(a), 12.4(b) and 12.4(c) with respect to such dividend or distribution shall then be made), except:

(A)  the Record Date of such dividend or distribution shall be substituted as (x) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution,” “Record Date fixed for such determinations” and “Record Date” within the meaning of Section 12.4(a), (y) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 12.4(b), and (z) as “the date fixed for the determination of stockholders entitled to receive such rights or warrants,” “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and such “Record Date” within the meaning of Section 12.4(c); and

(B)   any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 12.4(a) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

(e)     In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance to which Section 12.11 applies or as part of a distribution referred to in Section 12.4(d)), then, and in each such case, immediately after the close of business on such date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on such Record Date by a fraction:

(i)            the numerator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the amount of such distribution and (y) the number of shares of Common Stock outstanding on the Record Date, and

(ii)           the denominator of which shall be equal to the Current Market Price on such date.

In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(f)      In case a tender offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution) that combined together with:

(1)   the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the Company or any of its subsidiaries for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this Section 12.4(f) has been made;

(2)   the aggregate amount of any distributions to all holders of the Company’s Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 12.4(e) has been made; and

exceeds 10% of the product of the Current Market Price as of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

(ii)           the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time; and

(iii)          the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer)

of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

Such reduction (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time.  In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such tender offer had not been made.  If the application of this Section 12.4(f) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this Section 12.4(f).

(g)     For purposes of this Section 12.4, the following terms shall have the meanings indicated:

(1)   “Current Market Price” shall mean the average of the daily Trading Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that if:

(i)        the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or (f) occurs during such ten consecutive Trading Days, the Trading Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Trading Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event;

(ii)       the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or (f) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event; and

(iii)      the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Trading Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 12.4(d) or (f), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 12.4(f), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Trading Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 12.4(a), (b), (c), (d), (e) or (f) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Trading Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Trading Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event.  For purposes of this paragraph, the term “ex” date, when used:

(A)  with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Trading Price was obtained without the right to receive such issuance or distribution;

(B)   with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

(C)   with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to this Section 12.4, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 12.4 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(2)   “fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction which, in the absence of a current market for such transaction, shall be determined in good faith by the Board of Directors.

(3)   “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the Holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h)     The Company may make such reductions in the Conversion Price, in addition to those required by Sections 12.4(a), (b), (c), (d), (e) or (f), as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least 20 days and the reduction is irrevocable during the period and the Board of Directors determines in good faith that such reduction would be in the best interests of the Company, which determination shall be conclusive and set forth in a Board Resolution; provided, however, that the Board of Directors shall not be permitted to reduce the Conversion Price pursuant to this sentence in such a manner that will violate NASD Rule 4350(i) or any similar or successor rule then in effect.  Whenever the Conversion Price is reduced pursuant to the preceding sentence, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the Register a notice of the reduction at least 15 days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

(i)      No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 12.4(i) are not required to be made shall be carried forward and taken into account (A) in any subsequent adjustment; (B  if and when the Company has called the Securities for redemption pursuant to Article 10 or (C) on the Maturity Date.  All calculations under this Article 12 shall be made by the Company and shall be made to the nearest cent or to the nearest one-100th of a share, as the case may be.  No adjustment need be made for a change in the par value or no par value of the Common Stock.

(j)      In any case in which this Section 12.4 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Security converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 12.3.

(k)     For purposes of this Section 12.4, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(l)      If the distribution date for the rights provided in the Company’s rights agreement, if any, occurs prior to the date a Security is converted, and the Holder of the Security who converts such Security after the distribution date is not entitled to receive the rights that would otherwise be attached (but for the date of conversion) to the shares of Common Stock received upon such conversion, then an adjustment shall be made to the Conversion Price pursuant to Section 12.4(b) as if the rights were being distributed to the holders of Common Stock immediately prior to such conversion.  If such an adjustment is made and the rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the Conversion Price, on an equitable basis, to take account of such event.

Section 12.5   Notice of Adjustments of Conversion Price.

Whenever the Conversion Price is adjusted as herein provided (other than in the case of an adjustment pursuant to the second paragraph of Section 12.4(h) for which the notice required by such paragraph has been provided), the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based.  The Company shall also issue a press release through Dow Jones & Company, Inc, Business Wire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public) containing the relevant information and make such information available on the Company’s web site or through another public medium as the Company may use at such time.  Unless and until the Trustee and any Conversion Agent other than the Trustee receive an Officer’s Certificate setting forth an adjustment to the Conversion Price, the Trustee and such Conversion Agent may assume without inquiry that the Conversion Price has not and is not required to be adjusted and that the last Conversion Price of which the Trustee and such Conversion Agent have knowledge remains in effect.  Promptly after delivery of such Officers’ Certificate, the Company shall prepare a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price and the date on which each adjustment becomes effective, and shall mail such notice to each Holder at the address of such Holder as it appears in the Register within 20 days of the effective date of such adjustment.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

Section 12.6   Notice Prior to Certain Actions.

In case at any time after the date hereof:

(1)   the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its capital surplus or its consolidated retained earnings;

(2)   the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class (or of securities convertible into shares of capital stock of any class) or of any other rights;

(3)   there shall occur any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, a change in par value, a change from par value to no par value or a change from no par value to par value), or any merger, consolidation, statutory share exchange or combination to which the Company is a party and for which approval of any shareholders of the Company is required, or the sale, transfer or conveyance of all or substantially all of the assets of the Company; or

(4)   there shall occur the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of securities pursuant to Section 9.2, and shall cause to be provided to the Trustee and all Holders in accordance with Section 15.2, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating:

(A)  the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined; or

(B)   the date on which such reclassification, merger, consolidation, statutory share exchange, combination, sale, transfer, conveyance, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, merger, consolidation, statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings or actions described in clauses (1) through (4) of this Section 12.6.

Section 12.7   Company to Reserve Common Stock.

The Company shall at all times after the Shareholder Vote use its best efforts to reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of fully paid and nonassessable Common Stock then issuable upon the conversion of all Outstanding Securities.

Section 12.8   Taxes on Conversions.

Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto.  A Holder delivering a Security for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 12.9   Covenant as to Common Stock.

The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issuance be fully paid and nonassessable and that the Company will pay all taxes, liens and charges with respect to the issuance thereof, except (1) as provided in Section 12.8 or (2) with respect to any liens or charges created by or imposed upon such Common Stock by the Holder of the Security or Securities to be converted.

Section 12.10   Cancellation of Converted Securities.

All Securities delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.15.

Section 12.11   Effect of Reclassification, Consolidation, Merger or Sale.

If any of following events occur, namely:

(a)           any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(b)           any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

(c)           any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that each Holder shall have the right to convert its Securities into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable on such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance by a Holder of the Common Stock immediately prior to such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance.  In the event the Holders have the opportunity to elect the form of consideration to be received in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the Company will make adequate provisions whereby the Holders of the Securities shall have, on a timely basis, the right to determine the form of consideration into which all Securities, treated as a single class, shall be convertible.  The form of consideration into which all Securities, treated as a single class, shall be convertible shall be determined by the Holders of a majority of the Securities (based on principal outstanding thereunder) who have made an election as to such form of consideration and shall be subject to any limitations to which all of the holders of Common Stock are subject, such as pro rata reductions or fractional share limitations applicable to any portion of the consideration paid.  To the extent a majority of the Holders did not make such election on or prior to the date that is 10 days after receipt of notice that such election is required, then for purposes of this Section 12.11 the kind or amount of securities, cash or other property receivable upon such merger, consolidation, statutory share exchange, sale or conveyance shall be deemed to be the kind and amount so receivable per share by the holders of a plurality of the Common Stock.  Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12.  If, in the case of any such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the Repurchase Rights set forth in Article 11.

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the Register, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section shall similarly apply to successive reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 12.11 applies to any event or occurrence, Section 12.4 shall not apply.

Section 12.12   Cash Conversion Option.

(a)     Subject to the Company’s right to irrevocably elect to make a cash payment of principal upon conversion pursuant to Section 12.12(f), in lieu of delivery of shares of Common Stock in satisfaction of its obligation upon conversion of Securities, the Company may elect to deliver cash or a combination of cash and shares of Common Stock.  Except to the extent that the Company has irrevocably elected to make a cash payment of principal upon conversion pursuant to Section 12.12(f), the Company shall inform the Holders through the Trustee of the method it elects to satisfy its obligation upon conversion:

(1)   if the Company has called the Securities for redemption pursuant to Article 10, in its notice of redemption;

(2)   if a Fundamental Change has occurred, in its Repurchase Event Notice;

(3)   in respect of Securities to be converted during the period beginning 25 Trading Days preceding the Maturity Date and ending one Trading Day preceding the Maturity Date, 26 Trading Days preceding the Maturity Date; and

(4)   in all other cases, no later than two Trading Days following the conversion date.

(b)     If the Company elects to satisfy any portion of its conversion obligation in cash, the Company shall specify the amount to be satisfied in cash as a percentage of the conversion obligation or a fixed dollar amount.  The Company shall treat all Holders converting on the same Trading Day in the same manner.  The Company shall not, however, have any obligation to settle its conversion obligations arising on different Trading Days in the same manner.

(c)     If the Company elects to satisfy any portion of its conversion obligation in cash (other than cash in lieu of fractional shares), a Holder may retract its conversion notices at any time during the two Trading Day period beginning on the Trading Day after the Company has notified the Trustee of its method of settlement (such period, the “Conversion Retraction Period”).  However, a Holder shall not be permitted to retract its conversion notice if:

(1)   the Company has irrevocably elected to make a cash payment of principal upon conversion before such Holder delivered its conversion notice;

(2)   such Holder is converting its Securities in connection with a redemption pursuant to Article 10;

(3)   such Holder is converting its Securities during the period beginning 25 Trading Days preceding the Maturity Date and ending one Trading Day preceding the Maturity Date; or

(4)   the Company has not elected to satisfy any portion of its conversion obligation in cash.

(d)     Settlement in shares of our Common Stock shall occur as soon as practicable after the Company has notified the Holders that it has elected this method of settlement.  Settlement in cash or in a combination of cash and shares of Common Stock shall occur on the second Trading Day following the final Trading Day (the “Determination Date”) of the Cash Settlement Averaging Period.  The Determination Date shall be the 26th Trading Day following the Company’s receipt of a Holder’s conversion notice (if such Holder does not retract its conversion notice and has satisfied all other conversion requirements), unless conversion is:

(1)   in connection with a redemption pursuant to Article 10, in which case the Determination Date shall be the Redemption Date;

(2)   in connection with a Fundamental Change, in which case the Determination Date shall be the Repurchase Date;

(3)   subject to the succeeding clause (4), after the Company has irrevocably elected to make a cash payment of principal upon conversion, in which case the Determination Date shall be the 22nd Trading Day following the Company’s receipt of such Holder’s conversion notice; or

(4)   during the period beginning 25 Trading Days preceding the Maturity Date and ending one Trading Day preceding the Maturity Date, in which case the Determination Date shall be the Maturity Date.

(e)     The settlement amount shall be computed as follows:

(1)   If the Company elects to satisfy the entire conversion obligation in shares of Common Stock, the Company shall deliver to the Holder a number of shares of Common stock equal to the sum of (X): shares equal to (i) the aggregate principal amount of Securities to be converted divided by (ii) the Conversion Price then in effect (substituting cash in lieu of fractional shares) and (Y) any Additional Shares required pursuant to Section 13.2 .

(2)   If the Company elects to satisfy the entire conversion obligation in cash, the Company shall deliver to the Holder cash in an amount (the “Cash-Only Settlement Amount”) equal to the product of:

(A)  the sum of (X): shares equal to (i) the aggregate principal amount of Securities to be converted divided by (ii) the Conversion Price then in effect and (Y) any Additional Shares required pursuant to Section 13.2; and

(B)   the Applicable Stock Price.

(3)   If the Company elects to satisfy the conversion obligation in a combination of cash and shares of Common Stock, the Company shall deliver to the Holder:

(A)  (i) the fixed dollar amount per $1,000 principal amount of Securities specified in the notice regarding the Company’s chosen method of settlement multiplied by the quotient of the aggregate principal amount of Securities to be converted divided by 1,000 or (ii) the percentage of the conversion obligation specified in the notice regarding the Company’s chosen method of settlement multiplied by the amount of cash that would be paid pursuant to clause (2) above, as the case may be (the “Cash Amount”); and

(B)   a number of shares equal to (i) the Cash-Only Settlement Amount minus the Cash Amount divided by (ii) the Applicable Stock Price (substituting cash in lieu of fractional shares).

The “Applicable Stock Price” means, in respect of a Determination Date, the average Closing Sale Price (as defined below) of the Common Stock over the 20 Trading Day period (the “Cash Settlement Averaging Period”):

(i)        ending on the second Trading Day preceding the Redemption Date, if the Company has called the Securities for redemption pursuant to Article 10;

(ii)       ending on the second Trading Day preceding the Repurchase date, if a Fundamental Change has occurred;

(iii)      subject to the succeeding clause (iii), beginning on the Trading Day following the Company’s receipt of the Holder’s conversion notice, if the Company has irrevocably elected to make a cash payment of principal upon conversion;

(iv)      ending on the second Trading Day preceding the Maturity Date, with respect to conversion notices received during the period beginning 25 Trading Days preceding the Maturity Date and ending one Trading Day preceding the Maturity Date; and

(v)       beginning on the Trading Day following the final Trading Day of the Conversion Retraction Period, in all other cases.

The “Closing Sale Price” of any share of Common Stock on any Trading Day means the closing sale price of such security (or if no closing sale price is reported, the average of the closing bid and closing ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq System or by the National Quotation Bureau Incorporated.  In the absence of such a quotation, the Company shall determine the Closing Sale Price on the basis it considers appropriate.

(f)      At any time on or prior to the 26th Trading Day preceding the Maturity Date, the Company may irrevocably elect to satisfy in cash its conversion obligation with respect to the principal amount of the Securities to be converted after the date of such election, with any remaining amount to be satisfied in shares of Common Stock.  Such election shall be in the Company’s sole discretion without the consent of the Holders.  If the Company makes such election, the Company shall notify the Trustee and the Holders at their addresses shown in the Register kept by the Registrar.

If the Company irrevocably elects to pay the principal amount of the Securities in cash upon conversion, the settlement amount shall be computed as follows:

(1)   a cash amount equal to the lesser of (i) the aggregate principal amount of Securities to be converted and (ii) the Cash-Only Settlement Amount; and

(2)   if the Cash-Only Settlement Amount exceeds the aggregate principal amount of Securities to be converted, a number of shares of Common Stock equal to (i) the Cash-Only Settlement Amount minus the aggregate principal amount of Securities to be converted divided by (ii) the Applicable Stock Price.

Section 12.13   Responsibility of Trustee for Conversion Provisions.

The Trustee, subject to the provisions of Section 5.1, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or intent of any such adjustments when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  Neither the Trustee, subject to the provisions of Section 5.1, nor any Conversion Agent shall be accountable with respect to the validity or value (of the kind or amount) of any Common Stock, or of any other securities or property, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto.  Neither the Trustee, subject to the provisions of Section 5.1, nor any Conversion Agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of stock or share certificates or other securities or property upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 5.1, and any Conversion Agent shall not be responsible or liable for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

Section 12.14   Shares of Common Stock to be Issued.

Any shares of Common Stock issued by the Company to the Holders:

(a)       (i) shall not require registration under any federal securities law before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase or redemption, as the case may be, or if such registration is required, such registration shall be completed and shall become effective prior to the Repurchase Date; and

(ii)   shall not require registration with, or approval of, any governmental authority under any state law or any other federal law before shares may be validly issued or delivered upon repurchase or redemption or if such registration is required or such approval must be obtained, such registration shall be completed or such approval shall be obtained prior to the Repurchase Date.

(b)           The shares of Common Stock to be listed upon repurchase of Securities hereunder are, or shall have been, approved for listing on the Nasdaq National Market or the New York Stock Exchange or listed on another national securities exchange, in any case, prior to the Repurchase Date.

(c)           All shares of Common Stock which may be issued upon repurchase of Securities will be issued out of the Company’s authorized but unissued Common Stock or treasury stock and will, upon issue, be duly and validly issued and fully paid and nonassessable and free of any preemptive or similar rights.

(d)           If such payment in shares of Common Stock would cause any Holder (including its Affiliates) to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of more than 9.99% of the shares of the Common Stock outstanding at such time, than any purported payment made by the Company by delivery of shares of Common Stock shall be void, and any amounts owed to such Holder (in excess of the 9.99%) shall be payable by the Company in cash.

Section 12.15   Conversion Prior to Capital Increase.

In the event that a Fundamental Change occurs prior to the Capital Increase, the Holders shall have right, at the Holder’s option, to require the Company to repurchase for cash, and upon exercise of such right, the Company shall purchase all of such Holder’s Securities at a purchase price equal  to value of (i) the as-converted amount of the shares that would have been issued to the Holder had the Capital Increase occurred and such Holder had exercised its conversion option through a Fundamental Change Conversion Notice (which amount will include the Make-Whole Premium) that would have been applicable if such Holder had exercised its conversion right.  The cash value and settlement of the as-converted amount of such shares (including shares attributable to the Make-Whole Premium) will be determined pursuant to 12.12, as if Holders had elected to convert on the date Holders request payment pursuant to the Section, and the Company had elected to settle the conversion request in cash.

ARTICLE 13
MAKE-WHOLE PREMIUM

Section 13.1   Make-Whole Amount.

(a)           In addition to the consideration received pursuant to Article 12, if any Holder exercises its conversion right under Section 12.1 prior to November     , 2012, the Company shall, upon such conversion, pay to such Holder an amount equal to the sum of (i) any accrued and unpaid interest as of the date of such election and (ii) interest that would have been payable from the conversion date through November     , 2012 had the Holder not exercised its conversion rights hereunder (the “Make-Whole Amount”); provided, however, that such amounts to be paid pursuant to this Section 13.1(a) shall not exceed 16% of the principal amount of the Securities exercised by such Holder.

(b)           Any amounts payable under clause (a) shall be payable by the Company at its option either (i) in cash or (ii) in shares of Common Stock (such shares of Common Stock to meet the conditions set forth in Section 12.14).  The Company shall provide notice to the Holder of the manner of payment no later than two Trading Days following the conversion date and, in the event the Company opts to pay in shares of Common Stock, such shares shall be valued at 95% of the average daily volume weighted average price per share for the 10 Trading Days beginning on the first Trading Day after receipt by the Holders of such notice.  Payment in cash shall be settled as soon as practical after the Company has elected to pay the Make-Whole Amount in Cash; payment in shares shall be settled as soon as practicable after the determination of the number of shares required to satisfy the Make-Whole Amount.

Section 13.2   Make-Whole Premium.

(a)     If a Fundamental Change occurs, the Company shall pay the Make-Whole Premium, if any, to Holders of the Securities who convert their Securities pursuant to the Fundamental Change (by submitting a Fundamental Change Conversion Notice substantially similar in form to Exhibit D.  Accrued but unpaid interest and the the Make-Whole Premium, if any, shall be paid on the Repurchase Date to Holders who exercise such conversion right.

(b)     The “Make-Whole Premium” shall be determined as follows:

(i)            [Intentionally Omitted];

(ii)           If the Stock Price is less than $0.16 (subject to adjustment pursuant to Section 13.2) (the “Stock Price Threshold”), no Make-Whole Premium shall be paid;

(iii)          If the Stock Price exceeds $0.80 (subject to adjustment pursuant to Section 13.2) (the “Stock Price Cap”), no Make-Whole Premium shall be paid; and

(iv)          In all other cases, the shares delivered with respect to each Note surrendered for conversion in connection with a Fundamental Change shall be increased by an additional number of shares of Common Stock (the “Additional Shares”) as described in Section 13.1(c)(iii) below.

(c)     For purposes of Section 13.1(c), the following terms shall have the meaning indicated:

“Effective Date” means the date that a Fundamental Change becomes effective.

“Stock Price” means the price paid per share of Common Stock in the transaction constituting the Fundamental Change, determined as follows:

(A)  If holders of the Common Stock receive only cash in the transaction constituting the Fundamental Change, the Stock Price shall equal the cash amount paid per share of Common Stock; and

(B)   In all other cases, the Stock Price shall be the average of the daily Trading Prices per share of Common Stock for the ten consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date.

“Additional Shares” means the additional shares to be paid in connection with the Make-Whole Premium (the “Make-Whole Premium”), as set forth on the table below (the “Make-Whole Table”) for the Stock Price and the Effective Date.  The Number of Additional Shares set forth in the Make-Whole Table shall be adjusted as of any date on which the Conversion Price is adjusted pursuant to Section 12.4, such that  the Additional Shares shall be the Additional Shares immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Price immediately prior to the adjustment and the denominator of which shall be the Conversion Price as so adjusted.  The Stock Prices set forth in the first row of the table below (i.e., the column headers) shall be adjusted as of any date on which the Conversion Price is adjusted to equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which shall be the Conversion Price as so adjusted and the denominator of which shall be the Conversion Price immediately prior to the adjustment.

The following table illustrates what the Additional Premiums would be for various Stock Prices.

Additional Shares Upon Fundamental Change
(shares per $1,000 face value of bond)

STOCK PRICE
Effective Date	$0.16	$0.18	$0.20	$0.22	$0.24	$0.26	$0.28	$0.30	$0.32	$0.34	$0.36	$0.38	$0.40	$0.50	$0.60	$0.70	$0.80
Nov. 15, 2009	2,500	2,222	2,000	1,818	1,667	1,538	1,429	1,333	750	706	667	632	600	480	400	343	300
Nov. 15, 2010	2,000	1,778	1,600	1,455	1,333	1,231	1,143	1,067	500	471	444	421	400	320	267	229	200
Nov. 15, 2011	1,500	1,333	1,200	1,091	1,000	1,000	923	857	800	250	235	222	200	160	133	114	100
Nov. 15, 2012	1,000	889	800	727	667	615	571	533	0	0	0	0	0	0	0	0	0
Nov. 15, 2013	500	444	400	364	333	308	286	267	0	0	0	0	0	0	0	0	0
Nov. 15, 2014	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0	0

The exact Stock Price and Effective Date may not be set forth on the table.  In such event if the Stock Price is between two Stock Prices on the table or the Effective Date is between two dates on the table, the Additional Premium will be determined by straight-line interpolation between Additional Premium amounts set forth for the higher and lower Stock Prices and the two dates, as applicable, based on a 365-day year.

A calculation agent (not the Trustee) appointed from time to time by the Company (the “Calculation Agent”) shall, on behalf of and on request by the Company or the Trustee, calculate (A) the Stock Price and (B) the Make-Whole Premium with respect to such Stock Price, based on the Effective Date specified by the Company or the Trustee, and shall deliver its calculation of the Stock Price and Make-Whole Premium to the Company and the Trustee within three Business Days of the request by the Company or the Trustee.  In addition, the Calculation Agent shall, on behalf of and upon request by the Company or the Trustee no less than three Business Days prior to a Repurchase Date, make the determinations described in Section 13.1(e)(i) above and deliver its calculations to the Company or the Trustee by 9 p.m. (New York City time) on the Trading Day preceding the Repurchase Date.  The Company, or at the Company’s request, the Trustee in the name and at the expense of the Company, (X) shall notify the Holders of the Stock Price and Make-Whole Premium per $1,000 original principal amount of Securities with respect to a Fundamental Change as part of the Repurchase Event Purchase Notice delivered in connection with the Fundamental Change and (Y) shall notify the Holders promptly by 9 a.m. (New York City time) on the Repurchase Date of the number or amount of such securities, assets or property into which the shares of Common Stock have been converted or exchanged as of the Effective Date to be paid in respect of the Make-Whole Premium in connection with such Fundamental Change, in the manner provided in Section 15.2, and the Company shall also publicly announce such information and publish it on the Company’s web site.  Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

Section 13.3   Adjustments Relating to the Make-Whole Premium.

Whenever the Conversion Price shall be adjusted from time to time by the Company pursuant to Section 12.4, the Stock Price Threshold and the Stock Price Cap shall be adjusted and each of the Stock Prices set forth in the Make-Whole Table shall be adjusted by multiplying each such amount by a fraction, the numerator of which is the Conversion Price as so adjusted and the denominator of which is the Conversion Price immediately prior to such adjustments.

ARTICLE 14
INTERCREDITOR AGREEMENT

Section 14.1   Second Priority Nature of Liens.

The liens and security interest granted to the Collateral Agent for the benefit of the Holders pursuant to the Second Lien Security Documents and the exercise of any rights or remedies by the Collateral Agent or any Holder thereunder are subject to the provisions of the Intercreditor Agreement.  The Company covenants and agrees, and each Holder of the Securities, by its acceptance thereof covenants and agrees, that the Security Interest securing the Securities is hereby expressly subordinated and junior, to the extent and in the manner set forth in the Intercreditor Agreement, to any Liens securing Senior Secured Indebtedness permissible under this Indenture.  Each Holder of Securities, by its acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such actions as may be necessary or appropriate to effectuate the subordination provision provided in this Article 14.

ARTICLE 15
OTHER PROVISIONS OF GENERAL APPLICATION

Section 15.1   Trust Indenture Act Controls.

This Indenture is subject to the provisions of the TIA which are required to be part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

Section 15.2   Notices.

Any notice or communication to the Company or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail to the address set forth below:

(a)     if to the Company:

Vitesse Semiconductor Corporation
741 Calle Plano
Camarillo, California  93012
Attention:  Chief Financial Officer

with a copy to:

Perkins Coie LLP
101 Jefferson Drive

Menlo Park, CA 94025

Attention:  Bruce McNamara, Esq.

(b)     if to the Trustee:

U.S. Bank National Association
EP-MN-WS3C
60 Livingston Avenue
St. Paul, Minnesota  55107-2292
Attention:  Corporate Trust Department

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it is duly given as of the date it is mailed, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

Section 15.3   Communication by Holders with Other Holders.

Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under the Securities or this Indenture.  The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

Section 15.4   Acts of Holders of Securities.

(a)     Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by:

(1)   one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing;

(2)   the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article 8; or

(3)   a combination of such instruments and any such record.

Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of Securities signing such instrument or instruments and so voting at such meeting.  Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 5.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section.  The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 8.6.

(b)     The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner which the Trustee reasonably deems sufficient.

(c)     The principal amount and serial numbers of Securities held by any Person, and the date of such Person holding the same, shall be proved by the Register.

(d)     Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 15.5   Certificate and Opinion as to Conditions Precedent.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which such certificate or opinion is based is erroneous.  Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such Counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Section 15.6   Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1)          a statement that each individual signing such certificate or opinion on behalf of the Company has read such covenant or condition and the definitions herein relating thereto;

(2)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)          a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)          a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 15.7   Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 15.8   Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 15.9   Separability Clause.

In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.10   Benefits of Indenture.

Nothing contained in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Debt and the Holders of Securities, any benefit or legal or equitable right, remedy or claim under this Indenture.

Section 15.11   Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 15.12   Jurisdiction.

Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Indenture brought by the other party or its successors or assigns shall be brought and determined in any New York State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Indenture and the transactions contemplated hereby.  Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Indenture or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Indenture, or the subject matter hereof, may not be enforced in or by such courts.

Section 15.13   Counterparts.

This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

Section 15.14   Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity of any Security or the last day on which a Holder of a Security has a right to convert such Security shall not be a Business Day at any Place of Payment or Place of Conversion, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, or conversion of the Securities, need not be made at such Place of Payment or Place of Conversion on such day, but may be made on the next succeeding Business Day at such Place of Payment or Place of Conversion with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repurchase Date or at the Stated Maturity or on such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date or Stated Maturity, as the case may be.

Section 15.15   Recourse Against Others.

No recourse for the payment of the principal of or premium, if any, or interest on any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance thereof and as part of the consideration for the issue thereof, expressly waived and released.

ARTICLE 16
COLLATERAL

Section 16.1   Security Documents.

The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Notes or by the Guarantor pursuant to its Guaranty, the payment and the performance of all other obligations of the Company and the Guarantors under the Indenture, the Notes and the Guaranty are secured as provided in the Second Lien Security Documents which the Company and the Guarantor have entered into on the date hereof and will be secured by Second Lien Security Documents hereafter delivered as required or permitted by the Indenture.  The Company shall, and shall cause each Guarantor to, and each Guarantor shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and all other actions as are necessary or required by the Second Lien Security Documents to maintain (at the sole cost and expense of the Company and the Guarantors) the security interest created by the Second Lien Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected security interest subject only to Permitted Liens.

Section 16.2   Collateral Agent.

Subject to Section 5.1, neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Second Lien Security Documents, for the creation, perfection, priority, sufficiency or protection of Security Interest, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Second Priority Liens or Second Lien Security Documents or any delay in doing so.

Section 16.3   Opinions as to Recordings.

(a)  The Company represents that it has caused or will promptly cause to be executed and delivered, filed and recorded and covenants that it will promptly cause to be executed and delivered and filed and recorded, all instruments and documents, and represents that it has done and will do or will cause to be done all such acts and other things, at the Company’s expense, as applicable, as are necessary to subject the applicable Collateral to valid Security Interests and to perfect those Security Interests to the extent contemplated by the Second Lien Security Documents.

(b)  The Company shall furnish to the Trustee and the Collateral Agent upon the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments or otherwise necessary to make effective the Security Interests intended to be created by the Second Lien Security Documents and reciting the details of such action, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.  Such Opinion of Counsel may contain such qualifications, assumptions and limitations as are customary for such opinions.

(c)  The Company shall furnish to the Trustee and the Collateral Agent within three months after each anniversary of the date hereof, an Opinion of Counsel, dated as of such date, stating either that (i) in the opinion of such counsel, all action has been taken with respect to the recording, filing, re-recording, and re-filing of the Indenture and related financing statements, continuation statements and other instruments and documents as is necessary to maintain the effectiveness of the Security Interests intended to be created by the Second Lien Security Documents and reciting the details of such action or (ii) in the opinion of such counsel, no such action is necessary to maintain the effectiveness of such Security Interests.  Such Opinion of Counsel may contain such qualifications, assumptions and limitations as are customary for such opinons.

(d)  The Company and the Subsidiary Guarantors shall otherwise comply with the provisions of § 314(b) and, as applicable §§ 314(c), (d) and (e) of the TIA.

Section 16.4   Authorization of Actions to Be Taken.

(a)     Each Holder, by its acceptance thereof, consents and agrees to the terms of each Second Lien Security Document and the Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of the Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Second Lien Security Documents to which it is a party, authorizes and empowers the Trustee to direct the Collateral Agent to enter into, and the Collateral Agent to execute and deliver, the Intercreditor Agreement, and authorizes and empowers the Trustee and the Collateral Agent to bind the Holders of Notes and other holders of obligations as set forth in the Second Lien Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

(b)     The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the Holders any funds collected or distributed under the Security Documents to which the Collateral Agent or Trustee is a party and to make further distributions of such funds as permitted or required in any Second Lien Security Document or the Intercreditor Agreement.

Section 16.5   Release of Liens.

Collateral may be released from the Security Interest at any time or from time to time in accordance with the provisions of the TIA, the Second Lien Security Documents and the Intercreditor Agreement.  The applicable assets included in the Collateral shall be released at the Company’s sole cost and expense.

Section 16.6   Additional Guarantors.

The Company shall not, and shall not permit any Subsidiary to, form or acquire any corporation which would thereby become a Domestic Subsidiary unless such Domestic Subsidiary simultaneously executes and delivers to the Collateral Agent, (a) a Joinder Agreement in the form of Exhibit A to the Guaranty, (b) a Joinder Agreement in the form of

Exhibit A to the Guarantor Security Agreement, (c) such additional documents reasonably required by the Collateral Agent, and (d) no Default of Event of Default shall result from the joinder contemplated herein.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

VITESSE SEMICONDUCTOR CORPORATION

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
as trustee and not in its individual capacity

By:
Name:
Title:

EXHIBIT A

FORM OF SECURITY

[FACE OF SECURITY]

[GLOBAL SECURITY LEGEND](1)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREIN.  THIS GLOBAL SECURITY MAY NOT BE EXCHANGED OR TRANSFERRED, IN WHOLE OR IN PART, FOR A SECURITY REGISTERED IN THE NAME OF ANY PERSON OTHER THAN DTC OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES SET FORTH IN THE INDENTURE.  BENEFICIAL INTERESTS IN THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE INDENTURE.

(1)          Insert if the Security is a Global Security.

A-1

VITESSE SEMICONDUCTOR CORPORATION

8.0% Convertible Second Lien Debenture due 2014

(the “Debentures”)

No.

CUSIP: [ ](2)	Initial principal balance of this Debenture:
$

VITESSE SEMICONDUCTOR CORPORATION, a Delaware corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to                              or its registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Security attached hereto on November    , 2014.

Interest Payment Dates:  April 1 and October 1, commencing April 1, 2010

Regular Record Dates:  March 15 and September 15

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed manually or by facsimile by its duly authorized officers.

Dated:	November , 2009	VITESSE SEMICONDUCTOR CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the 8. 0% Convertible Second Lien Debentures due 2014 described in the within-named Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated: November , 2009

(2)          Insert if the Security is a Global Security.

[REVERSE OF SECURITY]

VITESSE SEMICONDUCTOR CORPORATION

8.00% Convertible Second Lien Debenture due 2014

Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.  Principal and Interest.

Vitesse Semiconductor Corporation, a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at the Interest Rate from November    , 2009 until repayment at Maturity, redemption or repurchase.  The Company will pay interest on this Security semiannually in arrears on April 1 and October 1 of each year (each an “Interest Payment Date”), commencing April 1, 2010.

Interest on the Securities shall be computed (i) for any full semiannual period for which a particular Interest Rate is applicable on the basis of a 360-day year of twelve 30-day months and (ii) for any period for which a particular Interest Rate is applicable shorter than a full semiannual period for which interest is calculated, on the basis of a 30-day month and, for such periods of less than a month, the actual number of days elapsed over a 30-day month.

A Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest on such Security on the corresponding Interest Payment Date.  A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest on the principal amount of such Security, notwithstanding the conversion of such Security prior to such Interest Payment Date.  However, any such Holder which surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest on the principal amount of such Security so converted, which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion.  Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security which has been called for redemption by the Company on a date that is after a Record Date but prior to the corresponding Interest Payment Date in a notice of redemption given by the Company pursuant to Section 10.4 of the Indenture shall be entitled to receive (and retain) such interest and need not pay the Company an amount equal to the interest on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion.

2.  Method of Payment.

Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Principal of, and premium, if any, and interest on, Global Securities will be payable to the Depositary in immediately available funds.

Principal and premium, if any, on Physical Securities will be payable at the office or agency of the Company maintained for such purpose, initially the Corporate Trust Office of the Trustee.  Interest on Physical Securities will be payable by (i) U.S. Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Register, or (ii) upon application to the Registrar not later than the relevant Record Date by a Holder of an aggregate principal amount in excess of $5,000,000, wire transfer in immediately available funds to an account within the United States, which application will remain in effect until the Holder notifies, in writing, the Registrar to the contrary.

3.  Paying Agent and Registrar.

Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Company may change the Paying Agent or Registrar without notice to any Holder.

4.  Indenture.

The Company issued this Security under an Indenture, dated as of November    , 2009 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  The terms of the Security include those stated

in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).  This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms.  To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

5.  Optional Redemption.

On or after November    , 2011, the Company may, at its option, redeem this Security in whole at any time or in part from time to time, on any date prior to Maturity, upon notice as set forth in Section 10.4 of the Indenture, at the Redemption Price (as defined in the Indenture) plus any interest accrued and unpaid to, but excluding, the Redemption Date; if the closing sale price of the Company’s Common Stock (the “Common Stock”) has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (as defined in the Indenture) during any 30 consecutive Trading Day period.

Securities in original denominations larger than $1,000 may be redeemed in part.  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed to be the portion selected for redemption (provided, however, that the Holder of such Security so converted and deemed redeemed shall not be entitled to any additional interest payment as a result of such deemed redemption than such Holder would have otherwise been entitled to receive upon conversion of such Security).  Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.

On and after the Redemption Date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Redemption Price.

Notice of redemption will be given by the Company to the Holders as provided in the Indenture.

6.  Repurchase at the Option of a Holder upon a Fundamental Change.

In the event that a Fundamental Change (as defined in the Indenture) (a “Repurchase Event”) shall occur, each Holder shall have the right, at the Holder’s option, but subject to the provisions of Section 12.4 of the Indenture, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder’s Securities not previously called for redemption, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof as directed by such Holder pursuant to Section 11.3 of the Indenture (provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be Outstanding after such repurchase is equal to $1,000 or an integral multiple thereof), on a date (the “Repurchase Date”) that is not less than 25 nor more than 35 Business Days after the date of the Repurchase Event Notice (as defined in the Indenture) for an amount equal to the sum of (i) the Repurchase Price plus accrued and unpaid interest, to, but excluding, the Purchase Date (as defined in the Indenture) and (ii) the Make-Whole Premium (as defined in the Indenture) if any; provided, however, that installments of interest on Securities whose Stated Maturity is prior to or on the Fundamental Change Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Date according to their terms and the provisions of Section 2.1 of the Indenture.

The Repurchase Price payable in the event of a Fundamental Change shall be payable by the Company in cash.

7.  Conversion Rights.

Subject to and upon compliance with the provisions of the Indenture including the Make-Whole Amount (if applicable), the Holder of Securities is entitled, at such Holder’s option, at any time before the close of business on the Business Day immediately preceding November    , 2014, to convert the Holder’s Securities (or any portion of the principal amount hereof which is an integral multiple of $1,000), at the principal amount thereof or of such portion, into duly authorized, fully paid and nonassessable shares of Common Stock at the Conversion Price in effect at the time of conversion.

In the case of a Security (or a portion thereof) called for redemption, such conversion right in respect of the Security (or such portion thereof) so called, shall expire at the close of business on the second Business Day preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption; provided, that in no event shall any Holder have less than 20 Business Days from receipt of a notice of redemption to exercise its conversion right in respect of the Security or the portion so called.  In the case of a Fundamental Change for which the Holder exercises its Repurchase Right with respect to a Security (or a portion thereof), such conversion right in respect of the Security (or portion thereof) shall expire at the close of business on the Business Day preceding the Repurchase Date.

The Conversion Price shall be initially equal to $.225 per share of Common Stock.  The Conversion Price shall be adjusted under certain circumstances as provided in the Indenture.

To exercise the conversion right, the Holder must surrender the Security (or portion thereof) duly endorsed or assigned to the Company or in blank, at the office of the Conversion Agent, accompanied by a duly signed conversion notice to the Company, with a copy to the Trustee.  Any Security surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), shall also be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Securities being surrendered for conversion.

No fractional shares of Common Stock will be issued upon conversion of any Securities.  Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of such Securities, the Company shall pay a cash adjustment as provided in the Indenture.

8.  Intercreditor Agreement.

The Indebtedness evidenced by this Security is secured by a second priority lien subject only to the liens securing the First Lien Loan Agreement and Permitted Liens.  Each Holder of this Security, by accepting the same, agrees to and shall be bound by the provisions of the Intercreditor Agreement.

9.  Denominations; Transfer; Exchange.

The Securities are issuable in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof.  A Holder may register the transfer or exchange of Securities in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.

In the event of a redemption in part, the Company will not be required (a) to register the transfer of, or exchange, Securities for a period of 15 Business Days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption, or (b) to register the transfer of, or exchange, any such Securities, or portion thereof, called for redemption.

In the event of redemption, conversion or repurchase of the Securities in part only, a new Security or Securities for the unredeemed, unconverted or unrepurchased portion thereof will be issued in the name of the Holder hereof.

10.  Persons Deemed Owners.

The registered Holder of this Security shall be treated as its owner for all purposes.

11.  Unclaimed Money.

The Trustee and the Paying Agent shall pay to the Company any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due.  After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12.  Discharge Prior to Redemption or Maturity.

Subject to certain conditions contained in the Indenture, the Company may discharge its obligations under the Securities and the Indenture if (1) (a) all of the Outstanding Securities shall become due and payable at their scheduled Maturity within one year or (b) all of the Outstanding Securities are scheduled for redemption within one year, and (2) the Company shall have deposited with the Trustee money and/or U.S. Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, all of the Outstanding Securities on the date of Maturity or redemption, as the case may be.

13.  Amendment; Supplement; Waiver.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture).  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the

Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security (or pay cash in lieu of conversion) as provided in the Indenture.

14.  Defaults and Remedies.

The Indenture provides that an Event of Default with respect to the Securities occurs when any of the following occurs:

(a)               the Company defaults in the payment of interest on any of the Securities when it becomes due and payable and such default continues for a period of 30 days, whether or not such payment is prohibited by Article 14; or

(b)              the Company defaults in the payment of the principal of or premium, if any, on any of the Securities when it becomes due and payable at Maturity, upon redemption or exercise of a Repurchase Right, or otherwise, whether or not such payment is prohibited by Article 14; or

(c)               the Company fails to satisfy is obligations with respect to any payments due Section 9.18 (a), whether or not such payment is prohibited by Article 14; or

(d)              the Company fails to deliver Common Stock, cash or a combination of the foregoing, as required pursuant to Article 12 or Article 13 upon the conversion of any Securities, and such failure continues for 5 days following the scheduled settlement date for such conversion; or

(e)               the Company fails to provide notice of the anticipated or actual effective date of a Fundamental Change or distribution pursuant to Section 11.3 or 11.4, in each case, on a timely basis as required under this Indenture; or

(f)                 the Company defaults in the performance of, or the Company breaches any, covenant or agreement contained in this Indenture, any Indenture Document or the Securities (other than (i) a default specified in clause (a), (b) or (c) above, (ii) any non-payment default under Section 9.18(a) and (iii) any default under Section 9.6) and such default or breach continues for a period of 60 consecutive days after written notice of such breach or default shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of 25% or more in aggregate principal amount of the Outstanding Securities; or

(g)              the Company (i) defaults in the performance of any covenant or agreement contained in any agreements, indentures or instruments under which the Company has incurred Indebtedness of $15,000,000 or more in the aggregate (not including any amounts the Company may owe under reimbursement or similar obligations to banks, sureties or other entities which have issued letters of credit, surety bonds, performance bonds or other guarantees relating to the performance by the Company or its Subsidiaries of contractual obligations to customers, to the extent any demands made under any such reimbursement or similar obligation relate to a draw under the related letter of credit or other instrument which draw is being contested in good faith through appropriate proceedings) whether such indebtedness now exists or shall hereafter be created, and (ii) such default has caused the holders of such Indebtedness to declare such Indebtedness to be due and payable prior to its stated maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled by the 30th day after written notice of such default shall have been given to the Company by the Trustee or to the Company and the Trustee by Holders of 25% or more in aggregate principal amount of the Outstanding Securities; provided that if the default under the agreement, indenture or instrument is remedied or cured by the Company or waived by the holders of such Indebtedness before the entry of judgment in favor of the Trustee, then the Event of Default under this Indenture will be deemed likewise to have been remedied, cured or waived; or

(h)              the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable U.S. federal or state law, or appointing a Custodian of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(i)                  the commencement by the Company of a voluntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable U.S. federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company, or the filing by the Company of a petition or answer or consent seeking reorganization or relief under any applicable U.S. federal or state law, or the consent by the Company to the filing of such petition or to the appointment of or the taking possession by a Custodian of the Company or of any substantial part of its property, or the making by the Company of an assignment for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company expressly in furtherance of any such actionIf an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

15.  Authentication.

This Security shall not be valid until the Trustee (or authenticating agent) executes the certificate of authentication on the other side of this Security.

16.  Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

17.  [Intentionally Omitted].

18.  CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on this Security and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on this Security or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  Governing Law.

The Indenture and this Security shall be governed by, and construed in accordance with, the law of the State of New York.

20.  Successor Corporation.

In the event a successor corporation assumes all the obligations of the Company under this Security, pursuant to the terms hereof and of the Indenture, the Company will be released from all such obligations.

21.  Counterparts.

This Security may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original but all such counterparts shall together constitute but one and the same instrument.

ASSIGNMENT FORM

To assign this Security, fill in the form below and have your signature guaranteed:
(I) or (we) assign and transfer this Security to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                      to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Dated:	Your Name:
(Print your name exactly as it appears on the face of this Security)

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

The Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless the conditions to any such transfer of registration set forth herein and in Sections 2.7, 2.8 and 2.9 of the Indenture shall have been satisfied.

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT B

FORM OF REPURCHASE EVENT PURCHASE NOTICE

TO:                            VITESSE SEMICONDUCTOR CORPORATION
741 Calle Plano
Camarillo, California  93012
Attn: Chief Financial Officer

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from Vitesse Semiconductor Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Security, or the portion thereof (the principal amount of which is an integral multiple of $1,000) below designated, in accordance with the terms of the Indenture referred to in this Security, together with interest accrued and unpaid to, but excluding, such date, to the registered Holder hereof.

The undersigned represents that, immediately following the repurchase described above, the undersigned will not own outstanding shares constituting more than 9.99% of the outstanding shares of Common Stock.

Dated:	Your Name:
(Print your name exactly as it appears on the face of this Security)

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

Social Security or other Taxpayer
Identification Number:

Principal amount to be repaid (if less than all): $

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

B-1

EXHIBIT C

FORM OF CONVERSION NOTICE

TO:	VITESSE SEMICONDUCTOR CORPORATION
741 Calle Plano
Camarillo, California 93012
Attention: Chief Financial Officer

COPY TO:	U.S. BANK NATIONAL ASSOCIATION
EP-MN-WS3C
60 Livingston Avenue
St. Paul, Minnesota 55107-2292
Attention: Corporate Trust Administration (Vitesse Semiconductor Corporation 8.00% Convertible Second Lien Debentures due 2014)

The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (the principal amount of which is an integral multiple of $1,000) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  Any amount required to be paid to the undersigned on account of interest accompanies this Security.

The undersigned represents that, immediately following the conversion described above, the undersigned will not own outstanding shares constituting more than 9.99% of the outstanding shares of Common Stock.

Dated:	Your Name:
(Print your name exactly as it appears on the face of this Security)

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

Social Security or other Taxpayer
Identification Number:

Principal amount to be converted (if less than all): $

Fill in for registration of shares (if to be issued) and Securities (if to be delivered) other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

C-1

EXHIBIT D

FORM OF FUNDAMENTAL CHANGE NOTICE

TO:	VITESSE SEMICONDUCTOR CORPORATION
741 Calle Plano
Camarillo, California 93012
Attention: Chief Financial Officer

COPY TO:	U.S. BANK NATIONAL ASSOCIATION
EP-MN-WS3C
60 Livingston Avenue
St. Paul, Minnesota 55107-2292
Attention: Corporate Trust Administration (Vitesse Semiconductor Corporation 8.00% Convertible Second Lien Debentures due 2014)

The undersigned registered owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (the principal amount of which is an integral multiple of $1,000) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below.  If shares or any portion of this Security not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.  Any amount required to be paid to the undersigned on account of interest accompanies this Security.

The undersigned represents that, immediately following the conversion described above, the undersigned will not own outstanding shares constituting more than 9.99% of the outstanding shares of Common Stock.

Dated:	Your Name:
(Print your name exactly as it appears on the face of this Security)

Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee*:

Social Security or other Taxpayer
Identification Number:

Principal amount to be converted (if less than all): $

Fill in for registration of shares (if to be issued) and Securities (if to be delivered) other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

*                 Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

The initial principal amount of this Global Security is $              .  The following increases or decreases of a part of this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of Authorized officer of Trustee or Securities Coordinator